Exhibit 2.3

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

RLJ URBAN LODGING REIT, LLC,

RLJ URBAN LODGING REIT (PF#1), LLC,

RLJ URBAN LODGING MASTER, LLC

AND INLAND AMERICAN REAL ESTATE TRUST, INC.

i

Page

Section 14.19	Exhibits and Schedules	65

Exhibit A – Company Merger Consideration Allocation
Exhibit B – Escrow Instructions
Exhibit C – Balance Sheet
Exhibit D – Due Diligence Materials
Disclosure Letter

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 12, 2007 (the “Effective Date”), by and among RLJ URBAN LODGING MASTER, LLC, a Delaware limited liability company (the “Company”), RLJ URBAN LODGING REIT, LLC, a Delaware limited liability organized to qualify as REIT under the Code (“RLJUL REIT”), RLJ URBAN LODGING REIT (PF#1), LLC, a Delaware limited liability company organized to qualify as a REIT under the Code (“RLJUL PF REIT” and, together with RLJUL REIT, the “RLJ REITs”) and Inland American Real Estate Trust, Inc., a Maryland corporation (“Parent”).

RECITALS

WHEREAS, the parties hereto wish to effect a business combination through a merger of the Company with and into MergerCo (as defined below), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware General Corporation Law (the “DGCL”), pursuant to which the separate corporate existence of the Company shall thereupon cease (the “Merger”);

WHEREAS, the RLJ REITs have determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Contemplated Transactions” and, together with the Merger, the “Merger Transactions”) are advisable and fair to, and in the best interests of, the Company and the members of the RLJ REITs on the terms and subject to the conditions set forth herein;

WHEREAS, the RLJ REITs have obtained the approvals necessary to enter into this Agreement and the Merger Transactions;

WHEREAS, the board of directors of Parent is expected to approve this Agreement, the Merger and the Contemplated Transactions prior to the expiration of the Due Diligence Period and declare that this Agreement, the Merger and the Contemplated Transactions are advisable and in the best interests of Parent and its shareholders on the terms and subject to the conditions set forth herein as long as Parent does not terminate this Agreement prior to the expiration of the Due Diligence Period;

WHEREAS, Parent shall form or cause a direct or indirect wholly owned subsidiary to form a wholly owned Delaware corporation for the purpose of engaging in the Merger Transactions (“MergerCo” and together with Parent, the “Buyer Parties”) and shall cause MergerCo to satisfy all of its obligations pursuant to this Agreement.

WHEREAS, the board of directors of MergerCo is expected to approve this Agreement, the Merger and the Contemplated Transactions and to declare that this Agreement, the Merger and the Contemplated Transactions are advisable and in the best interests of MergerCo and its sole shareholder on the terms and subject to the conditions set forth herein as long as Parent does not terminate this Agreement prior to the expiration of the Due Diligence Period;

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger Transactions as set forth herein and to prescribe various conditions thereto as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows.

ARTICLE I
DEFINITIONS

Section 1.1                                      Definitions.  Each of the following terms is defined as follows:

“Accountants” means a reputable accounting firm, mutually acceptable to the RLJ REITs and Parent, or if the parties cannot agree on a mutually acceptable reputable accounting firm, two separate reputable accounting firms, one selected by the RLJ REITs and the other selected by Parent.

“Acquired Company” means each of the Company and each Subsidiary of the Company, and “Acquired Companies” means the Company and the Subsidiaries of the Company, collectively.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent or its Affiliates) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means, other than any of the Merger Transactions, any transaction or series of transactions (whether involving one purchaser or multiple purchasers) involving any (i) reorganization, dissolution, liquidation or recapitalization of any of the Acquired Companies, (ii) merger, consolidation, share exchange, business combination, tender offer, exchange offer or other similar acquisition of any of the Acquired Companies, (iii) sale, lease, exchange, transfer, license, acquisition or disposition of more than ten percent (10%) of the assets of the Acquired Companies, taken as a whole, (iv) direct or indirect acquisition or purchase of more than ten percent (10%) of the shares of capital stock, partnership interests or other equity interests of the Acquired Companies, taken as a whole, (v) similar transaction or business combination involving any Acquired Company or any of their businesses, shares of capital stock, partnership interests, other equity interests or assets, (vi) public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing or (vii) any combination of any of the foregoing.

“Additional Earnest Money Deposit” has the meaning set forth in Section 3.2.

“Affiliate” means, as to any specified Person, (i) any trust, shareholder, equity owner, officer or director of such Person and their associates (as defined in Rule 12b-2 under the Exchange Act) or (ii) any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, employed by or is under common control with, the specified Person.  For the purposes of this definition and the definition of Subsidiary, “control “ means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Balance Sheet” means the audited balance sheet of the parents of the RLJ REITs for the year ended December 31, 2006, attached to this Agreement as Exhibit C.

“Balance Sheet Date” means December 31, 2006.

“Booking” means with respect to each Property, all contracts or reservations for the use or occupancy of guest rooms, meeting rooms or banquet facilities of the Hotel for periods on and after the Closing Date which are made by the direct Owner of the Hotel in the ordinary course of business for the Hotel.

“Buyer Parties” has the meaning set forth in the Recitals hereto.

“Bylaws” has the meaning set forth in Section 2.3(b).

“Casualty” has the meaning set forth in Section 13.1.

“Casualty Notice” has the meaning set forth in Section 13.1.

“Casualty Renovation Cost” has the meaning set forth in Section 13.1.

“Certificate of Incorporation” has the meaning set forth in Section 2.3(a).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Intellectual Property” has the meaning set forth in Section 4.5.

“Company Membership Interests” means the Company’s membership interests, reflecting all of the equity securities of the Company.

“Company Merger Consideration” has the meaning set forth in Section 3.1(b).

“Company Parties” means the Company and the RLJ REITs.

“Company Termination Fee” has the meaning set forth in Section 11.3(a)(iii).

“Confidentiality Agreement” has the meaning set forth in Section 6.1(b).

“Consent” means any approval, consent, ratification, permission, waiver or authorization by, filing with or notification to, any Person (including any Governmental Authorization).

“Contemplated Transactions” has the meaning set forth in the Recitals hereto.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, including, in each case, any amendments, supplements or modifications thereto.

“Costs of the Atlanta Work” has the meaning set forth in Section 3.10.

“Costs of New PIP Work” has the meaning set forth in Section 3.10.

“Costs of Post-closing PIP Work” has the meaning set forth in Section 3.10.

“Cut-Off Time” has the meaning set forth in Section 3.9(c).

“Debt” means, as to any Person, at a particular time, (i) indebtedness for borrowed money or for the deferred purchase price of property (which shall not include accounts payable incurred in the ordinary course of business) in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (iii) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person, (iv) obligations secured by a purchase money mortgage or other Encumbrance to secure all or part of the purchase price of the property or services subject to such mortgage or Encumbrance, (v) obligations for any amounts under any deferred compensation programs, (vi) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds, debentures or other debt instruments, (vii) obligations of such Person under any interest rate swap, cap or collar agreement, currency or hedging arrangements or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in interest rates, in each case whether contingent or matured and including all breakage, termination or prepayment fees and (viii) obligations for penalty payments, redemption premiums, charges, breakage costs, yield maintenance amounts and other expenses relating to the prepayment of any obligations of the types referred to in this definition of Debt.

“DGCL” has the meaning set forth in the Recitals hereto.

“Disclosure Letter” means the disclosure letter in respect of the Acquired Companies as delivered by the Company to Parent on the date hereof simultaneously with the execution and delivery of this Agreement, as updated and revised pursuant to Section 14.19.

“DLLCA” has the meaning set forth in the Recitals hereto.

“Due Diligence Materials” has the meaning set forth in Section 12.2(b).

“Due Diligence Period” has the meaning set forth in Section 12.2(a).

“Earnest Money Deposit” has the meaning set forth in Section 3.2(a).

“Effective Date” has the meaning set forth in the preamble hereto.

“Employee Benefit Plan” has the meaning set forth in Section 4.11.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, easement, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any kind or nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise, transfer or pledge of any other attribute of ownership of any asset).

“End Date” has the meaning set forth in Section 11.1(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Escrow” has the meaning set forth in Section 3.6.

“Escrow Agent” means Chicago Title and Trust Company.

“Escrow Instructions” means the instructions in the form of the letter attached hereto as Exhibit B.

“EST” means Eastern Standard Time or Eastern Daylight Saving Time, whichever is the time applicable in the eastern time zone of the United States on the relevant date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” means with respect to each Property, the Excluded Documents, cash, cash equivalents, checks and other funds, including, without limitation, till money, house banks, the accounts receivable, notes, securities and other evidence of indebtedness held at the Hotel as of the Cut-Off Time, and balances on deposit to the credit of the applicable Owner of the Hotel with banking institutions (including, without limitation, any FF&E escrows, insurance premium escrows, or other escrows or any other funds held by such institutions for the benefit of the Owner of a Hotel), with an amount equal to the total thereof to be a credit to the RLJ REITs at Closing.

“Excluded Documents” means with respect to each Property, all (a) Proprietary Information, (b) internal memoranda, correspondence, analyses, documents or reports prepared by or for the owner of the Property or any affiliate of owner of the Property in connection with the Merger Transactions or otherwise, including, without limitation, tax returns or financial statements of the Company Parties or Owner of a Hotel (exclusive of operating statements of the Hotel which shall be available for review by Parent and any other tax returns or financial statements required to be delivered or made available to Parent) for or in connection with the ownership or operation of the Property, (c) communications between the Company Parties or any Affiliates and their attorneys or other agents or representatives, (d) employee personnel files of Owner of a Hotel and the manager of the Hotel, (e) appraisals, assessments or other valuations of the Property in the possession of the Company Parties, (f) original bills, invoices, receipts and checks relating to expenses incurred prior to the Cut-Off Time (provided that Parent shall be entitled to copies of such items), and (g) any confidential or proprietary information of any of the Company Parties in the Company Parties’ possession, in each case however embodied.

“Existing Indebtedness” has the meaning set forth in Section 4.18.

“Facilities” means any real property, including the Properties, leaseholds or other interests currently or formerly owned in fee simple or pursuant to a ground leasehold interest or operated by any Acquired Company, together with any buildings, plants, structures or equipment located thereon, including hotels, parking lots and structures, convention centers, meeting facilities, restaurant, bar and lounge facilities, and all furnishings, fixtures and equipment located therein or thereon.

“Franchise Agreements” has the meaning set forth in Section 4.7(e).

“Franchisor” means the entity which is the franchisor under the Franchise Agreement or, with respect to certain Hotels, the Management Agreement Documents for a specific Hotel.

“GAAP” means the generally accepted accounting principles in the United States of America.

“Good Funds” means a deposit of cashier’s check, certified funds, or confirmed wire transfer of funds.

“Governmental Authorization” means any (i) permit, license, certificate, franchise, approval, consent, ratification, waiver, certification, decree, decision, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available or the expiration or termination of any applicable waiting period by or under the authority of any Governmental Body or pursuant to any Legal Requirement or (ii) right under any Contract with any Governmental Body.

“Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government or (iii) governmental or quasi-governmental regulatory or administrative authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or other Person and any court, arbitral body, self-regulated entity or other tribunal).

“Ground Leased Properties” has the meaning set forth in Section 4.7(a).

“Ground Leases” has the meaning set forth in Section 4.7(a).

“Hotel” means with respect to each Property, the Improvements in which the hospitality business (including restaurant and lounge services and businesses) is operated and conducted by the Owner of the Hotel on the Property.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” means with respect to each Property, the buildings, structures, and other permanent improvements located on the Property, including, without limitation, electrical distribution systems, HVAC systems, walkways, driveways, parking lots, recreational facilities, plumbing, swimming pool, lighting, and mechanical equipment and fixtures installed thereon, and all rights, benefits and privileges appurtenant thereto.

“Initial Earnest Money Deposit” has the meaning set forth in Section 3.2(a).

“Intellectual Property” means (i) trademarks, service marks, trade names and Internet domain names, together with all goodwill connected therewith or symbolized thereby, (ii) patents (including any continuations and continuations in part), (iii) copyrights, (iv) trade secrets and know-how, (v) copyrightable works and copyrights and (vi) registrations and applications for registration of any of the foregoing.

“IRS” means the Internal Revenue Service of the United States federal government.

“knowledge” means the knowledge of a particular fact or other matter of Thomas J. Baltimore, Jr., Ross Bierkan and Howard Isaacson, to the extent any such individual or individuals are aware of such fact or other matter, without inquiry.

“Legal Proceeding” means any action, suit, litigation, claim, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, executive order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liabilities” has the meaning set forth in Section 4.22.

“Liquor Permit” has the meaning set forth in Section 6.6.

“Loan Documents” has the meaning set forth in Section 4.18.

“Management Agreement Documents” has the meaning set forth in Section 4.8.

“Manager” means with respect to each Hotel, the current management company which manages the Hotel.

“Material Adverse Effect”: An event, change, effect or development will be deemed to have a “Material Adverse Effect” on the Acquired Companies if such event, change, effect, development or other matter (a) has had, a material adverse effect, individually or in the aggregate, on the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Companies, taken as a whole, excluding any effects arising out of or resulting from any adverse change following the date of this Agreement in the financial credit or real estate markets, or other change following the date of this Agreement in general economic conditions, or an outbreak or escalation of hostilities, a national emergency or war, or the occurrence of any act of terrorism, in each case, except if the Acquired Companies, taken as a whole, are materially and disproportionately affected thereby, (b) has had, a material adverse effect on the ability of the Company to timely consummate the Merger Transactions or to timely perform any of their respective obligations under this Agreement, or (c) has prevented or materially delayed, the consummation of the Merger Transactions.  An event, change, effect, development or other matter will be deemed to have a “Material Adverse Effect” on Parent if such event, change, effect, development or other matter (i) has had, a material adverse effect on the ability of the Buyer Parties to timely consummate the Merger Transactions or to timely perform any of their respective obligations under this Agreement, or (ii) has prevented or materially delayed, the consummation of the Merger Transactions.  For purposes of clarification, no event, change, effect, development or other matter attributable to compliance with the terms of, or the taking of any action expressly required by, this Agreement or any of the Merger Transactions, including the loss by the Acquired Companies of certain customers, suppliers, franchisors or employees solely as a result of the performance of this Agreement or the announcement of the Merger Transactions, solely to the extent that such losses are reasonably consistent in scope and magnitude with the average losses experienced by companies operating in the industry in which the Company operates in connection with change-of-control transactions, shall be deemed in itself, or in any combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Companies; provided, however, that with respect to the representations and warranties set forth in Sections 4.2(d) and 5.4(b), only the language in the first two (2) sentences of this paragraph shall be applied in determining whether a “Material Adverse Effect” has occurred with respect to such Sections 4.2(d) and 5.4(b).

“Material Contract” has the meaning set forth in Section 4.13(a).

“Merger” has the meaning set forth in the Recitals hereto.

“Merger Effective Time” has the meaning set forth in Section 2.2.

“Merger Transactions” has the meaning set forth in the Recitals hereto.

“MergerCo” has the meaning set forth in the Recitals hereto.

“Minority JV Entity” means any entity that does not qualify as a Subsidiary of the Company per the first sentence of the definition of “Subsidiary” and is therefore not a Subsidiary of the Company.

“New PIP” means any new or current PIP issued by a Franchisor with respect to a Property subsequent to the acquisition of such Property by an Acquired Company, but only to the extent that the matters specified by the PIP are required by Franchisor to be completed by the date which is twelve (12) months after the Closing Date.

“Options” means any option or other right to acquire an equity interest in any of the Acquired Companies.

“Organizational Documents” has the meaning set forth in Section 4.1(b).

“Owned Real Properties” has the meaning set forth in Section 4.7(a).

“Owner of a Hotel” or other words of similar import means with respect to a particular Hotel, the fee owner of the Hotel and the Property to which the Hotel relates or the lessee of the Hotel and the Property to which the Hotel relates, as the context may require.

“Parent” has the meaning set forth in the preamble hereto.

“Permits” has the meaning set forth in Section 4.20(b).

“Permitted Encumbrances” means (i) Encumbrances for Taxes, assessments, governmental charges or levies or mechanics and other statutory liens (A) that are not material in amount relative to the property affected and (B) that are not yet delinquent or are being contested in good faith and by appropriate proceedings in respect thereof during which collection or enforcement is stayed, (ii) inchoate mechanics’ and materialmen’s liens for construction in progress and arising in the ordinary course of business of the Acquired Companies, (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Acquired Companies, (iv) with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Encumbrances that are imposed by any Governmental Body having jurisdiction thereon or that otherwise are typical for the applicable property type and locality and that, individually or in the aggregate, do not interfere materially, or would not reasonably be expected to interfere materially, with the current use and operation of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property, (v) with respect to real property, any title exception (whether material or immaterial) disclosed in any Title Policy provided or made available to Parent prior to the date hereof, Encumbrances and obligations arising under the Material Contracts (including any Encumbrance securing mortgage debt disclosed in the Disclosure Letter), the Ground Leases and any other Encumbrance that does not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property and/or (vi) other Encumbrances being contested in the ordinary course of business in good faith and which, individually or in the aggregate, do not materially impair, or would not reasonably be expected to impair, the continued use and operation of the assets to which they relate in the conduct of the business of any Acquired Company.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“PIP” means all of the written requirements of a Franchisor for improvements or other enhancements to a specific Property.

“Pre-Closing Period” has the meaning set forth in Section 6.1(a).

“Properties” has the meaning set forth in Section 4.7(a).

“Proprietary Information” means any analyses, compilations, studies or other documents or records prepared by or on behalf of Parent, in connection with Parent’s due diligence investigation of any Property.

“Qualifying Income” has the meaning set forth in Section 11.3(b).

“Refusal Right Sale” has the meaning set forth in Section 11.3(a)(iii).

“REIT” has the meaning set forth in Section 4.10(b).

“Representatives” means, with respect to any Person, the equity holders, partners, employees, consultants, officers, directors, agents, attorneys, accountants, advisors, debt and equity financing sources and representatives of such Person.

“RLJ REITs” has the meaning set forth in the preamble hereto.

“RLJUL PF REIT” has the meaning set forth in the preamble hereto.

“RLJUL REIT” has the meaning set forth in the preamble hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Space Leases” has the meaning set forth in Section 4.7(c).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (y) that Person otherwise has direct or indirect control thereof, by Contract or otherwise or (ii) if a limited liability company, partnership, association, joint venture or other business entity (other than a corporation), (x) a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses, (y) that Person shall be or control any managing director or general partner of such business entity (other than a corporation) or (z) that Person otherwise has direct or indirect control thereof, by Contract or otherwise.  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary, and, when used with respect to the Company, shall include each of the Acquired Companies other than the Company listed on Section 4.1(b) of the Disclosure Letter.

“Survey” has the meaning set forth in Section 12.1(b).

“Surviving Entity” has the meaning set forth in Section 2.1.

“Tax” means (i) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), (ii) any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Taxing Authority and (iii) any liability pursuant to any statute or agreement for an amount described in clauses (i) or (ii) above owed by another party.

“Tax Protection Agreement” has the meaning set forth in Section 4.10(q).

“Tax Return” means any return (including any information return), report, statement, estimate, schedule, notice, notification, form, election, certificate or other document filed with, or required to be filed with, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Taxing Authority” means a Governmental Body responsible for the imposition, administration or collection of any Tax.

“Title Company” means a national title insurer issuing a Title Policy.

“Title Policies” has the meaning set forth in Section 4.7(b).

“Transfer Taxes” has the meaning set forth in Section 7.3.

“Treasury Regulations” means the final and temporary income tax regulations promulgated under the Code, as such regulations may be amended from time to time.  References to specific provisions of the Treasury Regulations shall be deemed to include the corresponding provisions of succeeding provisions of the Treasury Regulations.

ARTICLE II
THE MERGER

Section 2.1                                      General.  Subject to the terms and conditions of this Agreement, and in accordance with the DLLCA and the DGCL, at the Merger Effective Time, MergerCo and the Company shall consummate the Merger pursuant to which (i) the Company shall be merged with and into MergerCo and the separate existence of the Company shall thereupon cease and (ii) MergerCo shall be the surviving entity in the Merger (the “Surviving Entity”).  The Merger shall have the effects specified in the DLLCA and the DGCL.

Section 2.2                                      Effective Time.  At the Closing and immediately prior to the Merger Effective Time, MergerCo and the Company shall duly execute and file a certificate of merger with respect to the Merger in a form that complies with the DLLCA and the DGCL, respectively (collectively, the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the DLLCA and the DGCL.  The Merger shall become effective upon such time as the Certificate of Merger has been accepted for record by the Secretary of State of the State of Delaware, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DLLCA and the DGCL as the effective time of the Merger but not to exceed thirty (30) days after the Certificate of Merger is accepted for record by the Secretary of State of the State of Delaware (the “Merger Effective Time”).

Section 2.3                                      Certificate of Formation; Bylaws.

(a)                                  At the Merger Effective Time, the Certificate of Incorporation of MergerCo, as in effect immediately prior to the Merger Effective Time, shall be the Certificate of Incorporation of the Surviving Entity until thereafter amended as provided therein or by applicable law (the “Certificate of Incorporation”).

(b)                                 The bylaws of MergerCo, as in effect immediately prior to the Merger Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended as provided therein or by applicable law (the “Bylaws”).

Section 2.4                                      Closing.  Unless this Agreement shall have been terminated in accordance with Article XI, the closing of the Merger (the “Closing”) shall occur on or prior to the End Date, provided that all of the conditions set forth in Articles VIII, IX and X (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) shall have been satisfied or waived by the party hereto entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties hereto, but in no event later than the End Date (the “Closing Date”).  The Closing shall take place at the offices of Shefsky & Froelich Ltd., Chicago, Illinois, or at such other place as agreed to by the parties hereto.

Section 2.5                                      Board of Directors and Officers.  The board of directors of MergerCo immediately prior to the Merger Effective Time shall be the board of directors of the Surviving Entity, and the officers of MergerCo immediately prior to the Merger Effective Time shall be the officers of the Surviving Entity, in each case, to hold such position in accordance with the Certificate of Incorporation and the Bylaws.

ARTICLE III
EFFECTS OF THE MERGER; EARNEST MONEY; ESCROW

Section 3.1                                      Effects on Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or any of their respective shareholders or members:

(a)                                  Each common share of MergerCo shall be converted into one validly issued, fully paid and nonassessable common share of the Surviving Entity.

(b)                                 The Company Membership Interests, which represent 100% of the equity securities of the Company, issued and outstanding immediately prior to the Merger Effective Time shall automatically be converted into, and canceled in exchange for an amount in cash to be paid simultaneously by Parent equal to Nine Hundred Twenty Million Dollars ($920,000,000) without interest, reduced by the aggregate outstanding balances of the Existing Indebtedness and as further adjusted pursuant to the terms of this Agreement (the “Company Merger Consideration”), in the manner described in Section 3.2.

Section 3.2                                      Earnest Money; Exchange Procedures; Stock Transfer Books.

(a)                                  By not later than 5:00 pm EST on the business day following the Effective Date, Parent shall deliver to Escrow Agent, in Good Funds, the sum of Ten Million Dollars ($10,000,000) (together with all interest accrued thereon, the “Initial Earnest Money Deposit”).  The Initial Earnest Money Deposit shall be fully refundable to Parent if Parent elects to terminate this Agreement pursuant to Section 11.1(a).  By not later than 5:00 pm EST on the business day following expiration of the Due Diligence Period, unless Parent has terminated this Agreement pursuant to Section 11.1(a), Parent shall deliver to Escrow Agent, in Good Funds the additional sum of Thirty Million Dollars ($30,000,000) (the “Additional Earnest Money Deposit”)  (together, the Initial Earnest

Money Deposit and the Additional Earnest Money Deposit, together with all interest accrued thereon, are referred to as the “Earnest Money Deposit”).  The Earnest Money Deposit shall be fully refundable to Parent if (i) Parent elects to terminate this Agreement for any reason on or before the end of the Due Diligence Period pursuant to Section 11.1(a); or (ii) the Agreement is terminated otherwise pursuant to Section 11.1 and Section 11.3(a)(iv) does not apply.  Except as provided in the prior sentence or as otherwise provided in Article XI or Article XIII, the Earnest Money Deposit shall be non-refundable to Parent.

(b)                                 At the Merger Effective Time, Parent shall deliver in Good Funds to the Escrow Agent the balance of the Company Merger Consideration, as reduced or increased by such amounts as are required to take into account any prorations, credits, costs or other adjustments which are required by this Agreement and which can be computed and determined as of the time for the required deposit hereunder.

(c)                                  As of the Merger Effective Time, the Company Membership Interests issued and outstanding immediately prior to the Merger Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such membership interests shall cease to be holders thereof and to have any rights with respect thereto, except the right to receive their applicable portion of the Company Merger Consideration in accordance with this Section 3.2, subject to adjustment after Closing pursuant to Section 3.9.  The Company Merger Consideration shall be deemed to have been delivered (and paid) in full satisfaction of all rights and privileges pertaining to the Company Membership Interests exchanged therefor upon payment of the Company Merger Consideration by the Escrow Agent to the RLJ REITs and after any additional payments are made after Closing as required by Section 3.9.

(d)                                 None of the Buyer Parties, the Company Parties or the Surviving Entity, or any of their respective Representatives or Affiliates shall be liable to any holder or former holder of Company Membership Interests, or to any other Person, with respect to any portion of the Company Merger Consideration, or for any cash amounts, if the Escrow Agent properly delivered the amount to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

Section 3.3                                      Withholding Rights.  Parent or the Surviving Entity, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payments under the Code, the rules and regulations promulgated thereunder or any provision of state, local or foreign Tax law.  To the extent that amounts are so withheld by Parent or the Surviving Entity, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of whom such deduction and withholding was made by Parent or the Surviving Entity, as applicable.  If Parent or the Surviving Entity becomes aware of or intends to deduct and withhold from the consideration any amounts pursuant to the terms of this Section 3.3, Parent shall notify the Company Parties promptly.  If the Company Parties contest any such withholding and provides Parent with an indemnification agreement to hold the Buyer Parties harmless from any Tax or penalty imposed by a Taxing Authority or other Governmental Body for failure to withhold properly from the consideration (which indemnification agreement shall be guaranteed by a parent entity of the Company Parties that will retain sufficient funds to satisfy any potential obligations under the indemnification agreement), then the amount in dispute shall be deposited in the Escrow, to be held by Escrow Agent, pending resolution of such dispute.

Section 3.4                                      Further Actions. If at any time after the Merger Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any of the Acquired Companies or MergerCo or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or its designees shall be authorized to execute and deliver, in the name and on behalf of the Company and MergerCo, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company and MergerCo all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of any of the Acquired Companies or MergerCo, as applicable, and otherwise to carry out the purposes of this Agreement.

Section 3.5                                      Allocation of Company Merger Consideration.  The Company Parties and the Buyer Parties shall use commercially reasonable efforts to agree, prior to the Closing Date, upon an allocation of the Company Merger Consideration among the real property and the various items of personal property and intangible property owned by the Company and the various Owners of the Hotels (and, in the case of personal property owned by a “taxable REIT subsidiary,” the stock of the “taxable REIT subsidiary”).  If the Company Parties and the Buyer Parties agree on the allocation of the Company Merger Consideration, the Exhibit of allocations shall be attached hereto as Exhibit A, and each party agrees to file federal, state and local tax returns consistent with such allocations agreed upon between the parties.  If the Company Parties and the Buyer Parties do not agree on the allocation of the Company Merger Consideration, each party shall file federal, state and local tax returns based on each party’s own determination of the proper allocations of the Company Merger Consideration, each bearing its own consequences of any discrepancies.

Section 3.6                                      Escrow.  The Company Parties and the Buyer Parties shall establish promptly an escrow (“Escrow”) with Escrow Agent by Parent depositing with Escrow Agent the Initial Earnest Money Deposit and having three (3) copies of the Escrow Instructions duly executed (in counterparts or otherwise) by the Company Parties, the Buyer Parties and Escrow Agent.

Section 3.7                                      Deposit of Funds.  Except as otherwise provided in this Agreement, all funds deposited into the Escrow by Parent shall be immediately deposited by Escrow Agent into Treasury Bills or other short-term United States Government obligations, in repurchase contracts for the same, or in a federally insured money market account, subject to the control of Escrow Agent in a bank or savings and loan association, or such other institution approved by the Company Parties; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and the Escrow Instructions (including the return of the Earnest Money Deposit, or any portion thereof then on deposit with Escrow Agent, to Parent in accordance with this Agreement), and for the Escrow to close within the time specified in Section 2.4.  Except as may be otherwise specifically provided herein, interest on amounts placed by Escrow Agent in any such investments or interest bearing accounts shall accrue to the benefit of Parent, and Parent shall provide promptly its Tax Identification Number to Escrow Agent.

Section 3.8                                      Release of Funds by Escrow Agent.  Escrow Agent’s obligation, if any, under this Agreement to release the Earnest Money Deposit, and any other funds, prior to the Closing Date is subject to such funds having cleared through the bank, savings and loan, or other financial institution on which such funds are drawn.  Escrow Agent shall make such payments only in strict accordance with the provisions of this Agreement, and the Company Parties and the Buyer Parties agree to save and hold Escrow Agent harmless in disbursing and releasing the funds as specified in this Agreement.  The Company Parties and the Buyer Parties represent to Escrow Agent that the release instructions set forth in this Agreement are made of their own free will, under no duress, and with full understanding of the consequences thereof, not relying on any information furnished or statements made by Escrow Agent.

Section 3.9                                      Company Merger Consideration Adjustments; Prorations.  The Company Parties and the Buyer Parties agree that the Company Merger Consideration will be adjusted pursuant to this Section 3.9 based upon the following prorations affecting each of the Properties.  In the case of any adjustment to be made at Closing, such adjustment shall be set forth on a settlement statement executed by the Company Parties and the Buyer Parties, and the Company Merger Consideration shall be increased or decreased to reflect such adjustment.  In the case of any adjustment to be made after Closing, the parties shall make such adjustment by payment of immediately available funds to the other party within ten (10) days after the date that such adjustment is determined, provided that all such adjustments shall be made no later than the date that is ninety (90) days after the Closing Date, as provided in Section 3.9(l).

(a)                                  Taxes.  With respect to each Property, all non-delinquent real estate and personal property general and special taxes and assessments for the Property for the current assessment year shall be prorated as of the Closing Date.  It is understood that any supplemental property tax bill issued as a result of the transactions contemplated by the provisions of this Agreement, shall be borne by Parent.  Notwithstanding anything to the contrary in this Agreement, the RLJ REITs shall have the right to a credit for any and all property tax (both real property and personal property) refunds and claims for refunds with respect to the Properties for any period prior to the Closing Date.  Each Owner of a Hotel shall retain all obligations accruing from and after the Closing Date with respect to any agreements relating to the appealing of real estate taxes or real estate tax assessments, including the obligation to pay portions of amounts of real estate tax savings and costs and expenses related thereto.  With respect to each Property, Parent and the RLJ REITs shall be equally responsible for, and shall pay equally, all sales, use and other transfer taxes imposed in connection with the underlying sale and transfer of the personal property, the inventory of each Hotel and any intangible property.

(b)                                 Advance Reservations.  On the Closing Date, each direct Owner of a Hotel shall provide Parent with an exhibit of post-closing confirmed Bookings for such Hotel.  Parent shall honor all such confirmed and Bookings, provided that such Bookings were booked by such Owner of the Hotel in a manner consistent with normal business practices.  Prepaid and unearned reservation deposits and other items prepaid by guests of the Hotels shall be credited to Parent at the Closing.

(c)                                  Revenue From Operations.  With respect to each Property, all revenues from Hotel operations, including, without limitation, guest room rentals, revenue from the minibars (if any), banquet rooms rentals, vending machines, coin telephones, and other income-producing equipment arising through 12:01 a.m. EST on the Closing Date (“Cut-Off Time”) shall be a credit to the RLJ REITs.  All revenues from Hotel operations, including, without limitation, guest room rentals, revenue from the minibars (if any), banquet rooms rentals, vending machines, coin telephones, and other income producing equipment arising after the Cut-Off Time shall belong to Parent.  Revenue from guest room rentals for the evening before the Closing Date through to the day of the Closing Date shall be credited one-half (1/2) to the RLJ REITs and one-half (1/2) to Parent.  All prepaid rentals, room rental deposits, and all other deposits for advance reservations and Bookings for the period after the Cut-Off Time, shall be credited to Parent.

(d)                                 Accounts Payable and Operating Expenses.  With respect to each Property, all obligations and liabilities (for services and materials ordered, or otherwise in the ordinary course of business) and accounts payable for the Hotel and the Property owing as of the Closing Date for merchandise, equipment, tour agents’ and travel agents’ commissions, advertisements, supplies and other materials and services paid, incurred or ordered shall be prorated between the RLJ REITs and Parent as of the Closing Date.  The RLJ REITs shall receive a credit for all prepaid expenses.

(e)                                  Miscellaneous Permits and Taxes.  With respect to each Property, all water and sewer charges, taxes (other than ad valorem property taxes), including license taxes or fees for licenses (other than any liquor licenses or permits) which are assignable or transferable without added cost and have a value which will survive Closing, including, but not limited to, and any unpaid taxes payable in arrears, shall be prorated as of the Closing Date.  The RLJ REITs will be credited for that portion of taxes and fees paid by the Company Parties allocable to the period after the Closing Date.

(f)                                    Contracts.  With respect to each Property, all payments and receipts, as applicable, under the Contracts shall be prorated between Parent and the RLJ REITs as of the Closing Date.  RLJ REITs shall receive a credit for all prepayments and deposits thereunder.

(g)                                 Existing Indebtedness.  All debt service payments under the Existing Indebtedness shall be prorated between Parent and the RLJ REITs as of the Closing Date.  The amounts in all escrows of whatsoever nature, including furniture, fixture and equipment reserves, interest reserves and insurance premium reserves, held by lenders of the Existing Indebtedness shall be credited to the RLJ REITs.

(h)                                 Employees.  Wages, salaries, payroll taxes, contributions due in respect of pension and welfare plans and other fringe benefits for all employees of the Hotels shall be apportioned as of the beginning of the “day shift” on the Closing Date and Parent shall be responsible for all such amounts which accrue for services rendered thereafter.

(i)                                     Other Income.  With respect to each Property, all other income derived from the Property accruing or relating to the period up to and including the Cut-Off Time shall be a credit to the RLJ REITs.  All other income derived from the Property accruing or relating to the period on and after the Cut-Off Time shall be paid for the account of Parent.

(j)                                     Other Expenses.  With respect to each Property, all other expenses and obligations not otherwise specified in this Section 3.9 incurred in the ownership of the Property and operation of the Hotel shall be prorated between the RLJ REITs and Parent as of the Closing Date.

(k)                                  House Banks.  With respect to each Property, on the Closing Date, in addition to the Company Merger Consideration, the RLJ REITs shall receive a credit through the Escrow for an amount equal to all till money, cash-on-hand, and all sums in house banks for the Hotel.

(l)                                     General Provision.  Except as otherwise expressly provided in this Agreement, all apportionments and adjustments shall be made in accordance with the Uniform System of Accounts, and to the extent not inconsistent therewith, generally accepted accounting principles.  Without limiting the generality of the foregoing, for each of the Properties, the RLJ REITs shall receive credits for insurance and tax reserves, furniture and fixture reserves, other reserves required by the Existing Indebtedness, the Management Agreement Documents and the Franchise Agreements and all escrows.  The computation of the adjustments shall be jointly prepared by the RLJ REITs and Parent, and, upon the request of either the RLJ REITs or Parent, shall be reviewed by the Accountants and reviewed by Representatives of both Parent and the RLJ REITs.  To the extent the exact amount of any adjustment item provided for in this Section 3.9 cannot be precisely determined on the Closing Date, the Accountants shall estimate the amount thereof, for purposes of computing the net amount due the RLJ REITs or Parent pursuant to this Section 3.9 and shall determine the exact amount thereof not later than ninety (90) days after the Closing Date.  All determinations made by the Accountants shall be binding on both the RLJ REITs and Parent.  The fees and expenses of the Accountants shall be borne one-half each by the RLJ REITs and Parent if the parties mutually agree on a single accounting firm; otherwise, the RLJ REITs shall pay the fees and expenses of the Accountants they selected, and Parent shall pay the fees and expenses of the Accountant it selected.

(m)                               Proration Allocation.  For proration purposes, the day that falls on the Closing Date shall be charged to Parent.

(n)                                 Survival.  The provisions of this Section 3.9 shall survive Closing.

Section 3.10                                PIP Work.  Franchisors of certain of the Properties have or are expected to issue New PIPs in connection with the Merger Transactions.  Parent shall be responsible for the first Ten Million Dollars ($10,000,000) in the aggregate of (i) Costs of New PIP Work required pursuant to the New PIPs and (ii) the costs of completing the existing requirements of the applicable Franchisor of the Atlanta Marriott Century Center (the “Costs of the Atlanta Work”) (together, the Costs of New PIP Work and the Costs of the Atlanta Work, are referred to as the “Costs of Post-closing PIP Work”).  The RLJ REITs shall be responsible for the next Ten Million Dollars ($10,000,000) in the aggregate of Costs of Post-closing PIP Work.  All additional Costs of Post-closing PIP Work shall be borne by Parent.  For purposes of this Section, “Costs of New PIP Work” shall mean the costs of installing all of the improvements required by the New PIPs, as determined in good faith by mutual agreement of Parent and the Company Parties prior to the Closing Date, based upon such reasonable construction estimates as the parties may obtain from qualified contractors.  The Costs of the Atlanta Work shall be determined in the same manner as the Costs of New PIP Work.  The RLJ REITs’ portion of the Costs of Post-closing PIP Work shall take the form of a credit to Parent against the Company Merger Consideration at Closing.  Except as otherwise provided in this Section 3.10, the RLJ REITs shall be responsible for completing any work currently required pursuant to existing PIPs, provided that if any such work is not completed by the Closing Date, the RLJ REITs shall give Parent a credit in the amount of the cost of completing the uncompleted existing PIP work, such cost to be determined in the same manner as set forth above with respect to calculating the Cost of New PIP Work.

Section 3.11                                Closing Costs.  Parent shall bear the cost of the premium for the modification or endorsement of any Title Policy, all non-imputation endorsements and the cost of the Survey (or the updating thereof).  Any documentary transfer taxes and any recordation charges shall be borne by the parties in accordance with local custom.  Any filing fee for the Certificate of Merger shall be apportioned equally between the RLJ REITs and Parent.  Each of the RLJ REITs and Parent shall pay one-half (1/2) of all escrow fees for that portion of the Escrow pertaining to the Merger Transactions.

Section 3.12                                Distribution of Funds Following Closing.  Following Closing, Escrow Agent shall make the distributions provided in this Section 3.12.

(a)                                  Following Closing, Escrow Agent shall distribute to the RLJ REITs the cash portion of the Company Merger Consideration as set forth in Section 3.1(b), as adjusted to reflect costs, offsets and prorations in accordance with the provisions of this Agreement.

(b)                                 Following Closing, Escrow Agent shall distribute to Parent any excess funds deposited by Parent which remain after disbursement to the RLJ REITs.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except as set forth in the Disclosure Letter, the Company Parties hereby (a) jointly and severally represent and warrant to the Buyer Parties as of the date hereof and (b) shall jointly and severally represent and warrant to the Buyer Parties as of the Closing Date (or, in each case, if made as of a specific date, as of such date), as follows:

Section 4.1                                      Organization and Good Standing.

(a)                                  Each Acquired Company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to conduct its business as now being conducted, to own or use the respective properties and assets that it purports to own or use, and to perform all of its obligations under all Material Contracts to which it is a party.  Each Acquired Company,  is duly qualified to do business as a foreign corporation or other foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.

(b)                                 Section 4.1(b) of the Disclosure Letter lists all the Acquired Companies and indicates as to each its jurisdiction of organization, the percentage of its outstanding capital stock or other equity interests that is held by any Acquired Company, and its shareholders or equity holders.  The Company has made available to Parent prior to the date hereof copies of the articles or certificate of incorporation, bylaws and other organizational documents, in each case, as amended to date and as currently in effect (collectively, the “Organizational Documents”), of each of the Acquired Companies.

(c)                                  Section 4.1(c) of the Disclosure Letter sets forth a complete list of Persons, other than those set forth in Section 4.1(b) of the Disclosure Letter, in which any Acquired Company has a direct or indirect interest, together with (i) the jurisdiction of organization of each Person listed, (ii) the names of the other members and partners in each Person listed and (iii) the respective percentage interests of each such members or partners in each Person listed.

(d)                                 All Organizational Documents of the Acquired Companies are in full force and effect.  None of the Acquired Companies is in material violation of the Organizational Documents of any of the Acquired Companies.

(e)                                  Section 4.1(e) of the Disclosure Letter sets forth organizational charts, setting forth the ownership structure of each of the Properties, which charts are accurate in all material respects.

Section 4.2                                      Authority; No Conflict.

(a)                                  Each of the Company Parties has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and, subject to the approvals described in Section 4.2(b), to consummate the Merger Transactions.  The Company Parties have taken all steps necessary to (i) cause the Merger Transactions to comply with or be exempted from any Organizational Document of any of the Acquired Companies that would otherwise prohibit, hinder or delay such transactions and (ii) render any and all limitations on ownership of Company Membership Interests.

(b)                                 The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger Transactions have been duly and validly authorized by all necessary corporate or other action on behalf of the Company.  No other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the Merger Transactions, other than the execution, filing with, and the acceptance for record by the Secretary of State of the State of Delaware of the Certificate of Merger.  This Agreement has been duly and validly executed and delivered by each of the Company Parties and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company Parties, enforceable against the Company Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability relating to or affecting creditors’ rights or by general equitable principles.

(c)                                  Except as set forth in Section 4.2(c) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of any of the Merger Transactions do or will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Acquired Companies or (B) any resolution adopted by the board (or similar governing body) or the shareholders (or similar holders of equity therein) of any of the Acquired Companies; (ii) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction or decree to which any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies is or may be subject; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies, or that otherwise relates to the business of, or any of the assets owned or used by, any of the Acquired Companies; (iv) contravene, conflict with or result in a violation or breach of any provision of, or result in the loss of any material right or benefit under, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract; (v) result in the imposition or creation of any Encumbrance, other than any Permitted Encumbrance, upon or with respect to any of the assets owned or used by any of the Acquired Companies; (vi) cause any of the Acquired Companies to become subject to, or become liable for the payment of, any Tax other than transfer or recordation taxes or sales and other similar taxes; or (vii) require a Consent from any Person, except in connection with the Loan Documents, Management Agreement Documents, Franchise Agreements and certain Permits, except, in the case of clauses (iii), (iv), (v) (vi), and (vii) above, for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies or any of the Merger Transactions.

(d)                                 The execution and delivery of this Agreement by the Company Parties does not, and the performance of this Agreement and the consummation of the Merger Transactions will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” laws, (B) the pre-merger notification requirements of the HSR Act, if any, and (C)  filing of the Certificate of Merger as required by the DLLCA and the DGCL, and appropriate corresponding documents with the appropriate authorities in other states in which the Company is qualified as a foreign corporation to transact business; and (ii) where the failure to obtain such Consents, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies or any of the Merger Transactions.

(e)                                  The Acquired Companies do not own any equity securities in any Minority JV Entity.

Section 4.3                                      Capitalization.

(a)                                  The Company Membership Interests constitute all of the equity securities of the Company and are owned 88.9% by RLJUL REIT and 11.1% by RLJUL PF REIT.  No options, warrants or other convertible instruments exist that could entitle a holder of the option, warrant or convertible instrument to own any equity interests in the Company.

(b)                                 There are no bonds, debentures, notes or other Debt or, other than the Company Membership Interests described in Section 4.3(a), securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of the Company may vote.

(c)                                  Except as set forth in Section 4.3 of the Disclosure Letter, there are no outstanding contractual obligations of any of the Acquired Companies to repurchase, redeem or otherwise acquire any shares of capital stock or equity ownership of any of the Acquired Companies.

(d)                                 The Company does not have a “poison pill” or similar stockholder or member rights plan.

Section 4.4                                      SEC Reports. The Company is not required to file any forms, reports, schedules, statements or other documents with the SEC.

Section 4.5                                      Intellectual Property. Except as disclosed in Section 4.5 of the Disclosure Letter and subject to provisions of the Franchise Agreement and the Management Agreement Documents, (i) with respect to Intellectual Property used by, owned by or licensed to any of the Acquired Companies (“Company Intellectual Property”), the Acquired Companies own the entire right, title and interest in or have the valid right to use the Company Intellectual Property in the continued operation of its business as currently conducted, and (ii) all fees and filings required to maintain any registration of any Intellectual Property used by the Company have been paid or timely filed, are current and are not in default or in arrears.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies, to the knowledge of the Company Parties, (a) the conduct of the business of the Acquired Companies as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any third party, and (b) no third party is infringing or otherwise violating the Company Intellectual Property rights.

Section 4.6                                      Personal Property. Except as set forth in Section 4.6 of the Disclosure Letter, the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.  Except as set forth in Section 4.6 of the Disclosure Letter, none of the Acquired Company’s ownership of or leasehold interest in any such personal property is subject to any Encumbrances, except for (a) assets that, collectively, have a book value of less than $500,000, (b) Permitted Encumbrances or (c) other Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.

Section 4.7                                      Real Property; Leaseholds.

(a)                                  Section 4.7(a)(i) of the Disclosure Letter sets forth a true and complete list of the real property currently owned by any Acquired Company and sets forth the Acquired Company owning such properties (collectively, the “Owned Real Properties”).  Section 4.7(a)(ii) of the Disclosure Letter sets forth a true and complete list of the real property currently ground leased by any Acquired Company from an unaffiliated third party (collectively, the “Ground Leased Properties” and, together with the Owned Real Properties, the “Properties”), and sets forth the Acquired Company holding such leasehold interest, with the name of the lessor and the date of the lease, any subleases and assignments, any guarantees given and each amendment to any of the foregoing (collectively, the “Ground Leases”).  None of the Properties is (i) subject to any decree or order of any Governmental Body to be sold nor being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore or (ii) subject to any pending or, to the knowledge of the Company Parties, threatened rezoning proceedings, which would reasonably be expected to have a Material Adverse Effect on the Acquired Companies.  No Acquired Company has received notice of any violation in any material respect of any covenants, conditions or restrictions affecting any Properties.

(b)                                 Except as set forth in Section 4.7(b) of the Disclosure Letter, and except as would not have a Material Adverse Effect on the Acquired Companies, all Title Policies

and surveys for the Properties have been provided or made available to Parent prior to the date hereof.  No Acquired Company has received any written notice and is not otherwise aware that valid policies of title insurance or title commitments for which premiums have been paid (collectively, the “Title Policies”) insuring the Acquired Companies’ fee simple or leasehold title to the Properties owned or ground leased by any Acquired Company are not in full force and effect.

(c)                                  Except as set forth in Section 4.7(c) of the Disclosure Letter, and except as would not have a Material Adverse Effect on the Acquired Companies, each real property lease or sublease (other than the Ground Leases) to which any Acquired Company is a party or subject, as either a tenant, landlord, lessee, lessor, sublandlord or subtenant, has been provided or made available to Parent prior to the date hereof (collectively, the “Space Leases”).

(d)                                 Except as would not have a Material Adverse Effect on the Acquired Companies, each of the Ground Leases and the Space Leases is valid, binding and in full force and effect as against the Acquired Companies.  No Acquired Company has (i) received notice under any of the Ground Leases or the Space Leases of any default, and, to the knowledge of the Company Parties, no event has occurred which, with notice or lapse of time or both, would constitute a material default by any Acquired Company  thereunder or (ii) assigned its interest in any of the Ground Leases or Space Leases or sublet any part of the premises thereby or exercised any option or right thereunder except as, in each case, would not individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.  No penalties are accrued or unpaid under any Ground Lease or Space Lease, except for penalties that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.

(e)                                  Section 4.7(e) of the Disclosure Letter sets forth (i) a true and complete list of the real property in respect of which any Acquired Company has the right, pursuant to a franchise, license, or other franchise Contract (together with any amendment, guarantees and any ancillary documents and agreements related thereto, the “Franchise Agreements”) to utilize a brand name or other rights of a hotel chain or system from any Person and (ii) the applicable brand of such property.  Each such Franchise Agreement has been provided or made available to Parent prior to the date hereof and is valid, binding and in full force and effect as against the Acquired Companies.  Except as disclosed on Section 4.7(e) of the Disclosure Letter, no Acquired Company has received or delivered written notice under any of the Franchise Agreements of any material default, including any failure to meet any inspection under any Franchise Agreement.

Section 4.8                                      Management Agreement Documents.  Section 4.8 of the Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any Properties or Space Leases on behalf of any of the Acquired Companies, and describes the property that is subject to such management agreement, the Acquired Company that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on any Acquired Company and relating thereto (collectively, the “Management Agreement Documents”).  True, correct and complete copies of all Management

Agreement Documents have been made available to Parent prior to the date hereof.  Each of the Management Agreement Documents is valid, binding and in full force and effect as against the Acquired Company that is a party thereto.

Section 4.9                                      Unexpired Option Agreements. Except as set forth in Section 4.9 of the Disclosure Letter, as of the Effective Date, the Acquired Companies have not granted any unexpired option agreements or rights of first refusal with respect to the purchase of Properties or any portion thereof or any other unexpired rights in favor of any third party to purchase or otherwise acquire a Property which would be triggered by any of the Merger Transactions which have not been or will not by the Closing Date be waived.

Section 4.10                                Taxes.

(a)                                  Each of the Acquired Companies (i) has timely filed (or had filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Body) and (ii) has paid (or had paid on their behalf) or will timely pay Taxes (whether or not shown on such Tax Returns) that are required to be paid by it.  Such Tax Returns are true, correct and complete in all material respects.  The Balance Sheet reflects an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Acquired Companies for all taxable periods and portions thereof through the date of such financial statements, and Taxes payable by the Acquired Companies on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of any of the Acquired Companies in filing their Tax Returns.  True and complete copies of all federal Tax Returns that have been filed with the IRS by the Company Parties and the Acquired Companies with respect to the taxable years commencing on or after January 1, 2003 (or commencing the year of its formation, if later), have been provided or made available to Representatives of Parent prior to the date hereof.  None of the Acquired Companies has executed or filed with the IRS or any other Taxing Authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including any applicable statute of limitation), which waiver or extension is currently in effect, and, except as set forth in Section 4.10(a) of the Disclosure Letter, no power of attorney with respect to any Tax matter is currently in force with respect to any of the Acquired Companies.

(b)                                 To the knowledge of the Company Parties, each of the RLJ REITs, (i) for each taxable year of its existence has been subject to taxation as a real estate investment trust (“REIT”) within the meaning of Section 856 of the Code and has been organized and operated in conformity with the requirements for qualification and taxation as a REIT for such years, (ii) has operated to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) shall continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that includes the Closing Date.

(c)                                  The Company and each Subsidiary of the Company that is a partnership, joint venture, or limited liability company and that has not elected to be a “taxable REIT subsidiary” within the meaning of Code Section 856(1) has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(d)                                 Neither of the RLJ REITs is a foreign person (as defined in Section 1445 of the Code).

(e)                                  To the knowledge of the Company Parties, all deficiencies asserted or assessments made with respect to any of the Acquired Companies by the IRS or any other Taxing Authority covering or including any of the Acquired Companies have been fully paid, and, to the knowledge of the Company Parties, there are no other material audits, examinations or other proceedings relating to any Taxes of the Acquired Companies by any Taxing Authority in progress.  Except as set forth in Section 4.10(e) of the Disclosure Letter, none of the Acquired Companies has received any written notice from any Taxing Authority that it intends to conduct such an audit, examination or other proceeding in respect of Taxes or make any assessment for Taxes.  To the knowledge of the Company Parties, no audit, examination, or other proceeding is threatened against any of the Acquired Companies.  None of the Acquired Companies is a party to any litigation or pending litigation or administrative proceeding relating to Taxes.

(f)                                    To the knowledge of the Company Parties, the Acquired Companies have complied, in all material respects, with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign Legal Requirements) and have duly and timely withheld and have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Legal Requirements.

(g)                                 To the knowledge of the Company Parties, no claim has been made in a writing delivered to any of the Acquired Companies by a Taxing Authority in a jurisdiction where any the Acquired Companies does not file Tax Returns that any of the Acquired Companies is or may be subject to taxation by that jurisdiction, and to the knowledge of the Company Parties, no such claim is threatened.

(h)                                 Except as set forth in Section 4.10(h) of the Disclosure Letter, none of the Acquired Companies has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

(i)                                     None of the RLJ REITs or the Acquired Companies is a party to any Tax sharing or similar agreement or arrangement pursuant to which it could have any obligations after the Closing.

(j)                                     None of the RLJ REITs or the Acquired Companies has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)                                  None of the RLJ REITs or the Acquired Companies (other than an Acquired Company that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code) (i) is or has ever been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement), as a transferee or successor or by Contract or otherwise.

(l)                                     Other than Permitted Encumbrances, there are no Encumbrances for Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of any of the RLJ REITs or the Acquired Companies.

(m)                               There is no Tax Protection Agreement currently in force and, as of the date of this Agreement, no Person has raised in writing, or to the knowledge of the Company Parties, threatened to raise, a claim against any of the RLJ REITs or the Acquired Companies for any breach of any Tax Protection Agreement.

(n)                                 None of the RLJ REITs or the Acquired Companies is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

(o)                                 None of the RLJ REITs or the Acquired Companies has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(p)                                 Section 4.10(p) of the Disclosure Letter sets forth each entity, other than any Acquired Company, in which any of the Acquired Companies owns an equity interest and states whether such entity is classified as a partnership, disregarded entity, or a corporation for federal income tax purposes.  In the case of an entity classified as a corporation for federal income tax purposes, such schedule states whether an effective election has been made to treat such entity as a “taxable REIT subsidiary” under Section 856(l) of the Code.

(q)                                 As used herein, “Tax Protection Agreement” means any written or oral agreement to which any of the Acquired Companies is a party or otherwise subject pursuant to which: (a) any liability to holders of partnership interests in the Company or any Subsidiary of the Company relating to Taxes may arise, whether or not as a result of the consummation of any of the Merger Transactions or (b) in connection with the deferral of income Taxes of a holder of partnership interests or membership interests or the Company or of any Subsidiary of the Company, any of the Acquired Companies has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular partner, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections and/or (iv) only dispose of assets in a particular manner.

Section 4.11                                Employee Matters.  None of the Acquired Companies has ever had any employees, and none of the Acquired Companies is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization.  Except as required pursuant to the Management Agreement Documents, none of the Acquired Companies is a party to any employee benefit plans, programs, policies, practices and other arrangements currently providing benefits to any current or former employee, officer or director of any of the Acquired Companies or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any such Acquired Company, any of its Subsidiaries or an ERISA Affiliate or to which any such Acquired Company contributes or is obligated to contribute (each an “Employee Benefit Plan”).

Section 4.12                                Absence of Certain Changes and Events. Except as disclosed in Section 4.12 of the Disclosure Letter, since the Balance Sheet Date, there has not been (i) (A) except as permitted by this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company’s equity securities, (B) any amendment of any term of any outstanding equity security of the Acquired Companies, (C) any repurchase, redemption or other acquisition by the Acquired Companies of any outstanding shares of capital stock or other equity securities of, or other ownership interest in the Acquired Companies, (D) any change in any method of accounting or accounting practice or any tax method, practice or election by the RLJ REITs or the Acquired Companies, or (E) any agreement to take any action described in clauses (A) through (D) above, or (ii) any split, combination or reclassification of any of Company’s equity securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its equity securities or any issuance of any ownership interest in, any Acquired Company.  Except as disclosed in Section 4.12 of the Disclosure Letter, since the Balance Sheet Date, (i) each of the Acquired Companies has conducted its businesses in the ordinary course consistent with past practice, and (ii) except as disclosed in Section 4.12 of the Disclosure Letter, since the Balance Sheet Date, none of the Acquired Companies has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 6.2(b).

Section 4.13                                Contracts; No Defaults.

(a)                                  Section 4.13(a) of the Disclosure Letter lists and the Company made available to Parent prior to the date hereof copies of each of the following Contracts (and all amendments, modifications and supplements thereto) to which any Acquired Company is a party or by which any of their respective properties or assets are bound (notwithstanding anything herein, “Material Contract” shall not include any Contract that (1) will be fully performed and satisfied on or prior to the Closing, (2) is a Ground Lease or (3) is an Organizational Document):

(i)                                     any Contracts with any director, manager or officer or Affiliate of the Company;

(ii)                                  any Contracts evidencing, governing or relating to Debt or any guarantee by any Acquired Company of any other Person in excess of $750,000, other than the Loan Documents;

(iii)                               any Contracts that reflect transactions, other than in the ordinary course of business, that involve expenditures, in cash or any other form of consideration, in excess of $1,000,000;

(iv)                              except for the Loan Documents, the Franchise Agreements, the Management Agreement Documents and Organization Documents, any Contracts that in any way purport to restrict the business activity of any Acquired Company or any of their Affiliates, or to limit the freedom of any Acquired Company or any of their Affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire or retain any Person, except for customary restrictions imposed by localities as a condition to approval of the Acquired Companies’ development projects;

(v)                                 any Contracts that provide an obligation to fund or make any investment in (whether in the form of a loan, capital contribution or otherwise) any Subsidiary of any of the Acquired Companies, or other Person (other than any Organizational Document);

(vi)                              any Contracts providing for any indemnification obligations in effect for any current or former officer, director, trustee or employee;

(vii)                           any Contracts evidencing any employment agreements, severance, change in control or termination agreements with any officer, director, trustee or employee;

(viii)                        any Contracts (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing any of the Acquired Companies with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(ix)                                any Contracts relating to any currency hedging;

(x)                                   any Contracts containing “standstill” or similar provisions;

(xi)                                any Contracts (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body, except for those instruments or documents entered into by the Acquired Companies in the ordinary course of their respective businesses, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies;

(xii)                             any Contracts requiring that any of the Acquired Companies give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xiii)                          relating to collective bargaining or other agreement or understanding with a labor union or labor organization;

(xiv)                         any Contracts relating to the sale or exchange of, or option to sell or exchange, any real property, or to the purchase or exchange of, or option to purchase or exchange, any real property in respect of future or existing transactions (including transactions that have not been consummated), in each case, having value of more than $500,000;

(xv)                            any Contracts relating to the development or construction of, or additions or expansions to, any real property that would involve the expenditure by any of the Acquired Companies in excess of $1,000,000;

(xvi)                         any Loan Documents;

(xvii)                      any Contracts for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another Person for aggregate consideration in excess of $1,000,000;

(xviii)                   any Contracts relating to the operations of the Properties, other than the Franchise Agreements, to all material advertising and marketing agreements, and credit card agreements, that involve annual expenditures in excess of $500,000 per Property location;

(xix)                           any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture which is not a wholly owned Subsidiary of the Company;

(xx)                              any Contracts other than in connection with the Franchise Agreements, the Management Agreement Documents or the Loan Documents under which any of the Acquired Companies has continuing indemnification obligations (other than Contracts entered into in the ordinary course of business) or potential liability of the Acquired Companies under any purchase price adjustment that, in each case, would reasonably be expected to result in future payments of more than $1,000,000;

(xxi)                           any Contract relating to the settlement or proposed settlement of any Legal Proceeding, which involves the issuance of equity securities or the payment of an amount, in any such case, having a value of more than $1,000,000;

(xxii)                        other than the Franchise Agreements and Management Agreement Documents, any license, royalty or other Contract concerning material Intellectual Property; and

(xxiii)                     any Contract (other than Contracts referenced in clauses (i) through (xxii) of this Section 4.13(a)) which by its terms calls for payments in excess of $1,000,000.

Each of the foregoing is a “Material Contract.”

(b)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies, (A) none of the Acquired Companies has received any written claim of default under any such Material Contract and (B) to the knowledge of the Company Parties: (i) none of the Acquired Companies is and no other party is in breach or violation of, or default under, any Material Contract, (ii) no event has occurred which would result in a breach or violation of, or a default by the Acquired Companies, under, any Material Contract (in each case, with or without notice or lapse of time or both) and (iii) each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Acquired Companies, and to the other parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general applicability relating to or affecting creditors’ rights or by general equitable principles.

Section 4.14                                Labor Matters.  Except as set forth in Section 4.14 of the Disclosure Letter: (a) none of the Acquired Companies or any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases, are party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; nor is any application for certification with respect to a union-organizing campaign outstanding; nor has any request for recognition by a labor union or labor organization been made to any of the Acquired Companies or to any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases; (b) none of the Acquired Companies or any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases is the subject of any Legal Proceeding asserting that any of the Acquired Companies or such third parties has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (c) there is no strike, work stoppage or other labor dispute involving any of the Acquired Companies, affecting any of the Properties or Space Leases pending or, to the knowledge of the Company Parties, threatened; (d) no complaint, charge or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against any of the Acquired Companies or any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases; (e) no grievance is pending or, to the knowledge of the Company Parties, threatened against any of the Acquired Companies or any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases; and (f) none of the Acquired Companies or any third party which manages or operates any of the Properties or Space Leases with respect to the employees at such Properties or Space Leases, are a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices.  Except as set forth in Section 4.14 of the Disclosure Letter, there are no grants or subsidies from any Governmental Body to any Acquired Company related to employment, employee training and/or employment practices that are subject to any repayment obligation on the part of any Acquired Company.

Section 4.15                                Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger Transactions based upon arrangements made by or on behalf of the RLJ REITs or any Acquired Company other than Hodges Ward Elliott, the cost of which shall be borne entirely by the RLJ REITs.

Section 4.16                                Investment Company Act of 1940.  None of Acquired Companies is, or at the Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 4.17                                Absence of Litigation. Except as listed in Section 4.17 of the Disclosure Letter, there is no Legal Proceeding pending or, to the knowledge of the Company Parties, threatened against any of the Acquired Companies or any of its or their respective properties or assets or any director, manager, officer or employee of any of the Acquired Companies or other Person, in each case, for whom any of the Acquired Companies may be liable, except as would not, individually or in the aggregate, (i) prevent or materially impair or delay the ability of any Acquired Company to perform its obligations under this Agreement or the consummation of any of the Merger Transactions or (ii) have a Material Adverse Effect on the Acquired Companies.  None of the Acquired Companies is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies or the Merger Transactions.

Section 4.18                                Third Party Loans.  Section 4.18 of the Disclosure Letter lists each material loan document and the related interest rate hedge documents, and the Company Parties have made available to the Buyer Parties each loan document and representative hedge documents (together with any amendments and, guarantees related thereto, the “Loan Documents”) with respect to any loans made to and interest rate hedges entered into by, any of the Acquired Companies by or with any Person which as of the date of this Agreement has an outstanding balance that is payable to such Person by any of the Acquired Companies or pursuant to which Debt incurred by any of the Acquired Companies may be owed to such Person (collectively, the “Existing Indebtedness”).  Except as set forth in Section 4.18 of the Disclosure Letter, no Person: (a) has delivered to any Company Parties any written notice of default under any of the Loan Documents or (b) executed any written waiver of any obligations of the Acquired Companies under any of the Loan Documents.

Section 4.19                                Financial Statements.  The audited consolidated financial statements for the periods ending December 31, 2005, and December 31, 2006 and the unaudited consolidated interim financial statements for the period ending June 30, 2007, of the Company and its consolidated Subsidiaries: (a) were prepared in accordance with GAAP (except, in the case of unaudited statements) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (b) fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as the case may be, as of the dates thereof and for the periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments).  Except as set forth in Section 4.19 of the Disclosure Letter, all of the Subsidiaries of the Company are consolidated in accordance with GAAP.

Section 4.20                                Compliance with Legal Requirements; Governmental Authorizations; Permits.

(a)                                  Except as would not have a Material Adverse Effect on the Acquired Companies, or as otherwise described in Section 4.20(a) of the Disclosure Letter, to the knowledge of the Company Parties: (i) the Acquired Companies are in compliance in all respects with each Legal Requirement that is or was applicable to any of the Acquired Companies, or to the conduct or operation of their respective businesses, or to the ownership or use of any of their respective assets, including liquor licenses and restaurant permits or licenses, and no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) may constitute or result in a violation by any of the Acquired Companies or a failure on the part of any of the Acquired Companies to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of any of the Acquired Companies to undertake, or to bear all or any portion of the cost of, any material remedial action; and (ii) none of the Acquired Companies has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of any of the Acquired Companies or to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)                                 Except as set forth in Section 4.20(b) of the Disclosure Letter, to the knowledge of the Company Parties: (i) each of the Acquired Companies is in possession of all franchises (it being understood that, for this purpose, the term “franchise” refers only to Governmental Authorizations and not to commercial authorizations obtained under franchise agreements with nongovernmental business entities), grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Body necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the “Permits”), and all such Permits are valid and in full force and effect, except where the failure to possess the Permits, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies, (ii) no suspension or cancellation of any Permits is pending, or threatened, and no such suspension or cancellation will result from the consummation of any of the Merger Transactions, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies, and (iii) none of the Acquired

Companies is in conflict with, or in default, breach or violation of any Permit, except for any such conflicts, defaults, breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.

Section 4.21                                Insurance.  The Company Parties have made available to the Buyer Parties each material insurance policy held by, or for the benefit of, the Acquired Companies, including the underwriter of such policies and the amount of coverage thereunder.  All such policies are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company Parties reasonably has determined to be prudent in accordance with industry practices or as is required by any and all Legal Requirements.  All premiums due thereon have been paid, the Acquired Companies have complied in all material respects with the provisions of such policies and, except as set forth in Section 4.21 of the Disclosure Letter, such policies will not be terminated by reason of the consummation of the Merger Transactions.  None of the Acquired Companies (i) has received written notice that it is in default with respect to any obligations under any of such policies, (ii) to the knowledge of the Company Parties, has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or material modification of any of such policies, (iii) to the knowledge of the Company Parties, has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by any of the Acquired Companies under or in connection with any of such policies and (iv) has received any written notice from or on behalf of any insurance carrier issuing such policies or binders relating to or covering any of the Acquired Companies that there will be a cancellation or non-renewal of such policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by any of the Acquired Companies, purchase of additional equipment or material modification of any of the methods of doing business, will be required.  To the knowledge of the Company Parties, as of the date hereof no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.22                                No Undisclosed Liabilities.  To the knowledge of the Company Parties, there are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Acquired Companies which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP, other than (a) Liabilities disclosed in the Balance Sheet, (b) Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies and (c) Liabilities set forth in Section 4.22 of the Disclosure Letter.

Section 4.23                                Disclaimer of Other Representations and Warranties. Except as otherwise specifically set forth herein, neither the Acquired Companies nor any other Person acting on their behalf makes any other representations or warranties with respect to this Agreement or the Acquired Companies to the Buyer Parties, and any such other representations or warranties are expressly disclaimed.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Parent, on behalf of the Buyer Parties, hereby (a) represents and warrants to the Company Parties as of the date hereof and (b) shall represent and warrant to the Company Parties as of the Closing Date (or, in each case, if made as of a specific date, as of such date), as follows:

Section 5.1                                      Organization.

(a)                                  Parent is a corporation duly organized, validly existing and in good standing under the laws of Maryland, with all requisite power as a corporation and authority to conduct its business as now being conducted, to own or use the respective properties and assets that it purports to own or use, and to perform all of its obligations under all material contracts to which it is a party.  Parent is duly qualified or licensed and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(b)                                 As of the expiration of the Due Diligence Period, MergerCo will be a corporation duly organized, validly existing and in good standing under the laws of Delaware.  As of the expiration of the Due Diligence Period, the Organizational Documents of MergerCo will be in effect and no dissolution, revocation or forfeiture proceedings regarding MergerCo will have been commenced.  As of the expiration of the Due Diligence Period, MergerCo will be duly qualified or licensed and will be in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.  As of the expiration of the Due Diligence Period, MergerCo will have all requisite power and authority to own, lease and operate its properties and to carry on its businesses as then conducted and proposed by it to be conducted.

Section 5.2                                      Ownership of MergerCo; No Prior Activities.  As of the expiration of the Due Diligence Period, MergerCo will be a direct or indirect wholly owned Subsidiary of Parent.  MergerCo will be formed solely for the purpose of engaging in the Merger Transactions.  MergerCo will not conduct prior to the Merger any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the Merger Transactions.  MergerCo will own no equity or ownership interest in or other security issued by any other Person.

Section 5.3                                      Authority.

(a)                                  As of the expiration of the Due Diligence Period, each of the Buyer Parties shall have all necessary corporate or other power and authority to execute and deliver this

Agreement, to perform its obligations hereunder and to consummate the Merger and the Contemplated Transactions.  No other proceedings on the part of Parent or MergerCo are necessary to authorize this Agreement or to consummate the Merger and the Contemplated Transactions, except as contemplated by the immediately succeeding sentence.  As of the expiration of the Due Diligence Period, the board of directors of MergerCo shall have executed and delivered a written consent approving this Agreement, the Merger and the Contemplated Transactions.  This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each of the Company Parties constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)                                 As of the expiration of the Due Diligence Period, Parent shall have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger (to the extent that it is a party thereto), and shall have taken all corporate actions required to be taken by Parent for the consummation of the Merger (to the extent that it is a party thereto).

(c)                                  As of the expiration of the Due Diligence Period, MergerCo shall have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger and the Contemplated Transactions, and MergerCo shall have taken all action required to be taken for the consummation of the Merger and the Contemplated Transactions (to the extent that it is a party thereto).

Section 5.4                                      No Conflict; Required Filings and Consents.

(a)                                  The execution and delivery of this Agreement by Parent do not, and the performance of the Buyer Parties’ obligations hereunder will not, (i) conflict with or violate the Organizational Documents of either Parent or MergerCo assuming that all Consents and other actions described in Section 5.4(b) have been obtained and all filings and obligations described in Section 5.4(b) have been made, (ii) conflict with or violate any Legal Requirement applicable to Parent or MergerCo, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(b)                                 The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation of the Merger and the

Contemplated Transactions by the Buyer Parties, will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” laws, (B) the pre-merger notification requirements of the HSR Act, if any, (C) any filings required under any securities exchange or quotation service, (D) filing of the Certificate of Merger as required by the DLLCA and the DGCL, and appropriate corresponding documents with the appropriate authorities in other states in which the Company is qualified as a foreign corporation to transact business, (E) filings as may be required in connection with the payment of any transfer and gain Taxes and (F) filings required by federal, state or local Environmental Laws, or (ii) where the failure to obtain such Consents, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on Parent or the Merger Transactions.

Section 5.5                                      Financing.  At the Merger Effective Time, Parent will have sufficient funds (including amounts in the Escrow at the Merger Effective Time), in cash, to pay the Company Merger Consideration, and any other amounts payable by Parent under this Agreement, together with all fees and expenses of Parent incurred in connection with any of the Merger Transactions and to effect the Merger and the Contemplated Transactions.

Section 5.6                                      Brokers.  No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger Transactions based upon arrangements made by or on behalf of either of the Buyer Parties.

Section 5.7                                      Disclaimer of Other Representations and Warranties.  Except as otherwise specifically set forth herein, neither the Buyer Parties nor any other Person acting on their behalf makes any other representations or warranties with respect to this Agreement or the Buyer Parties to the Company Parties, and any such other representations or warranties are expressly disclaimed.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1                                      Access to Information.

(a)                                  As further set forth in Section 6.4 and subject to applicable Legal Requirements and the provisions of Section 12.2, from the date hereof until the Merger Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 11.1 (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries, and shall cause the Representatives of any of the Acquired Companies to, (a) afford the Buyer Parties and their respective Representatives, following reasonable advance notice from Parent to the Company, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other Facilities, Contracts, books and records of any of the Acquired Companies and all other financial, operating and other data and information relating to any of the Acquired Companies and as Parent may reasonably request, (b) assist in providing the Buyer Parties and their respective Representatives with access to, and facilitate discussions with, the managers of the Properties, the franchisors under the Franchise Agreements, the members, partners, officers, employees and agents of the Acquired Companies and the lenders of each of the Acquired Companies as Parent may reasonably request during normal business hours upon reasonable notice, (c) permit the Buyer Parties and their respective Representatives to make copies and inspections thereof as Parent may reasonably request, (d) with respect to fiscal months ending after the date of this Agreement, furnish to Parent promptly, unaudited monthly consolidated balance sheets of the Acquired Companies for each fiscal month then ended and related consolidated statements of earnings and cash flows and (e) make available to the Buyer Parties and their respective Representatives all information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Acquired Companies as Parent and its Representatives may reasonably request.  Without limiting the foregoing, the Buyer Parties and their respective Representatives shall have the right to conduct appraisal and environmental and engineering inspections of each of the Properties; provided, however, that neither the Buyer Parties nor their respective Representatives shall have the right to perform any invasive testing procedure on any building or property, except as agreed to in writing by the Company, which consent shall not be unreasonably withheld or delayed provided that Parent shall agree that the Buyer Parties shall repair all damages caused by such testing.  Notwithstanding the foregoing, neither the Buyer Parties nor any of their respective Representatives shall (i) contact or have any discussions with any Representatives of any of the Acquired Companies, unless in each case Parent obtains the prior consent of the Company, which shall not be unreasonably withheld or delayed, (ii) contact or have any discussions with any of the landlords/sublandlords, tenants/subtenants, licensees or franchisees of any of the Acquired Companies, unless in each case Parent obtains the prior consent of the Company, which shall not be unreasonably withheld or delayed; provided, that clauses (i) and (ii) shall not be applicable to contacts or discussions not related to the Merger Transactions and shall not be applicable to contacts and discussions with the Company Parties’ executive officers or their financial advisors, or (iii) damage any such property or any portion thereof.  Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) business days’ prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct.  The Company shall be entitled to have Representatives present at all times during any inspection.  Notwithstanding the foregoing, none of the Acquired Companies shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of any of the Acquired Companies, so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not jeopardize such attorney-client privilege, or contravene any Legal Requirement or the terms of any binding agreement entered into prior to the date of this Agreement (provided, that upon the request of Parent, each of the Acquired Companies shall use its reasonable best efforts to obtain consent from the applicable third party or enter into a customary joint defense agreement, if applicable, to enable the disclosure of such information).  Any actual knowledge obtained pursuant to such investigation conducted under this Section 6.1 shall be deemed to modify representations or warranties made in this Agreement.

(b)                                 During the Pre-Closing Period, all information obtained by Parent pursuant to this Section 6.1 shall be kept confidential in accordance with the Confidentiality Agreement dated June 7, 2007, by and between the Company and Parent (the “Confidentiality Agreement”).  Notwithstanding the foregoing, subject to the prior written consent of the Company, which shall not be unreasonably withheld or delayed, Parent and its Representatives may furnish such information to any Person (including financing sources) and its Representatives in connection with such Person’s potential investment in Parent or its Affiliates, or evaluation of the acquisition of assets of the Company in connection with or following the Closing, in each case so long as any such Person has entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company.

Section 6.2                                      Operation of the Business; Certain Notices; Tax Returns.

(a)                                  During the Pre-Closing Period, except as expressly permitted by this Agreement, or as consented to in writing by Parent, the Company shall, and shall cause each of the Acquired Companies to, (i) conduct its business and operations only (A) in the ordinary course of business and in accordance with past practices in all material respects and (B) in compliance in all material respects with all applicable Legal Requirements and the requirements of all Material Contracts and Ground Leases (which for purposes of this Section 6.2 shall include any Contract that would be a Material Contract or Ground Lease if existing on the date of this Agreement), (ii) to the extent consistent with clause (i) hereof, use reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and key employees, preserve its properties and assets in good repair and condition and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, tenants, management companies and other Persons having business relationships with any of the Acquired Companies that are material to their businesses as presently conducted, (iii) keep in full force all insurance policies referred to in Section 4.21, (iv) promptly notify Parent of (A) any notice from any Person, or other communication or information of which any of the Acquired Companies has knowledge, alleging that the Consent of such Person is or may be required in connection with the Merger Transactions and (B) any Legal Proceeding commenced or threatened against, relating to or involving or otherwise affecting any of the Acquired Companies and having, to the knowledge of the Company Parties, potential liability to the Acquired Companies in excess of $1,000,000.

(b)                                 During the Pre-Closing Period, except as expressly permitted by this Agreement, including those actions set forth on Section 6.2(b) of the Disclosure Letter, or as consented to in writing by Parent, which consent will not be unreasonably withheld (provided, however, that it shall be deemed automatically reasonable for Parent to withhold its consent with respect to the sale or disposition of any of the Properties or hotels of any of the Acquired Companies), the Company shall not, and shall not permit any of the other Acquired Companies to:

(i)                                     split, combine or reclassify any of its capital stock or other equity or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting securities, or repurchase, redeem or otherwise reacquire, directly or indirectly, any shares of capital stock or other securities of any Acquired Company or any options, warrants, calls or rights to acquire any such shares or other securities or shares of restricted stock (except pursuant to forfeiture conditions of such restricted stock), or take any action that would result in any amendment, modification or change of any term of any security of any Acquired Company;

(ii)                                  issue, deliver, sell, dispose, grant, pledge or otherwise encumber any shares of any Acquired Company’s capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the value of the Company or any part thereof;

(iii)                               amend or permit the adoption of any amendment to its Organizational Documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv)                              acquire, or agree to acquire, by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, in a single transaction or in a series of related transactions, any Person, business, entity or division thereof or otherwise acquire or agree to acquire any properties or assets outside the ordinary course consistent with past practice having a purchase price in excess of $500,000 in the aggregate;

(v)                                 form any Subsidiary or enter into any agreement to acquire an equity security in a Minority JV Entity;

(vi)                              enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), other than renewals of existing Ground Leases or Space Leases in the ordinary course of business consistent with past practice, or change, terminate or fail to exercise any right to renew any Ground Lease or Space Lease;

(vii)                           sell, lease, grant a license in, transfer, exchange or swap, mortgage or otherwise encumber or subject to any Encumbrance, except for Permitted Encumbrances, or otherwise dispose of any of the Properties, hotels or other properties or assets (including material personal and intangible assets), other than the sale of inventory and the granting of licenses in the ordinary course of business consistent with past practice;

(viii)        acquire, enter into or extend any option, commitment or agreement to acquire, or exercise an option, commitment or agreement to acquire, any real property or commence any development activity on any of the Properties;

(ix)           authorize, enter into, make or agree to make any commitment with respect to any capital expenditure individually in excess of $250,000 or in the aggregate in excess of $500,000, other than in accordance with the budget of the Acquired Companies therefor, as made available to Parent prior to the date hereof, or in the ordinary course of business consistent with past practice;

(x)            create, assume or incur any Debt or guarantee, endorse or otherwise become responsible for any Debt of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any of the Acquired Companies, guarantee, endorse or otherwise become responsible for any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi)           make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(xii)          enter into or become bound by any new Ground Lease or new Contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.13(a) of the Disclosure Letter as a Material Contract;

(xiii)         modify, amend, change or terminate any Material Contract or Ground Lease, or waive, release, assign or terminate any rights, remedies or claims thereunder; provided, however, that a Manager may modify, amend, change or terminate a Contract on behalf of an Acquired Company as long as the modification, amendment, change or termination occurs in the ordinary course of business;

(xiv)        enter into any Contract that would limit or otherwise restrict the Acquired Companies or any of their successors, or that would, after the Merger Effective Time, limit or otherwise restrict any of the Buyer Parties or any of their respective Subsidiaries or any of their respective successors, from engaging or competing in any material line of business or in any geographic area in any material respect;

(xv)         modify or amend in any material respect or terminate any Contract with an Affiliate or modify in any material respect any material relationship between the Acquired Companies and their respective Affiliates, including the manner in which the Acquired Companies and their respective Affiliates own or hold their respective assets;

(xvi)        increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of any Acquired Companies, except for increases in the ordinary course of business consistent with past practices in base compensation for any non-officer employee;

(xvii)       establish, adopt, amend or terminate any Employee Benefit Plan or amend the terms of any outstanding equity-based awards or take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any Employee Benefit Plan, to the extent not already provided in any such Employee Benefit Plan;

(xviii)      change in any material respect any of its methods of accounting or accounting policies in any respect except as may be required by GAAP or any Legal Requirement;

(xix)         make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment (other than real estate assessment settlements negotiated in the ordinary course of business), surrender any right to claim a material Tax refund, or consent to the extension or waiver of the limitations period applicable to any material Tax claim or assessment, provided, however, that nothing in this Section 6.2(b)(xix) shall prevent the Company from making elections or changes (including the filing of amended Tax Returns) for income Tax purposes as would not have any effect upon the Buyer Parties following the Merger;

(xx)          (a) pay, discharge, settle, compromise or satisfy any material Legal Proceedings, claims (including claims of shareholders or limited partners and any shareholder or limited partner litigation relating to this Agreement or any of the Merger Transactions or otherwise), Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of Legal Proceedings, claims, Liabilities or obligations reflected or reserved against in the Balance Sheet (or the notes thereto) or incurred since the Balance Sheet Date in the ordinary course of business (which, for the sake of clarity, shall not include any material claims of shareholders, members or limited partners or any material shareholder, member or limited partner litigation relating to this Agreement or any of the Merger Transactions); provided, that this provision shall not restrict the Company from incurring and paying any fees or expenses of litigation relating to this Agreement or any of the Merger Transactions, (b) waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice or (c) commence any Legal Proceeding;

(xxi)         enter into, amend or modify any Tax Protection Agreement, or take any action that would, or would reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of any of the Acquired Companies with respect thereto;

(xxii)        initiate or consent to any material zoning reclassification of any owned or material Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or leased Properties except to the extent any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies;

(xxiii)       commence construction of, or enter into any Contract to develop or construct, any real estate projects, other than in connection with the continued development of sites by the Acquired Companies pursuant to definitive Contracts existing prior to the execution of this Agreement;

(xxiv)       take any action that would be reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

(xxv)        adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Acquired Companies (other than the Merger Transactions);

(xxvi)       adopt a “poison pill” or similar stockholder or member rights plan;

(xxvii)      take any action or omit to take any action that would reasonably be likely to cause the representations or warranties set forth in Article IV not to be true at the Closing, such that the condition set forth in Section 9.1 would not be satisfied at the Closing; or

(xxviii)     agree or commit to take any of the actions prohibited by this Section 6.2(b).

Nothing contained in this Agreement shall give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s operations prior to the Merger Effective Time.  Prior to the Merger Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

(c)           In connection with the continued operation of the Acquired Companies, during the Pre-Closing Period, the Company will upon reasonable request of Parent, confer in good faith on a periodic and reasonable basis with one or more Representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operation.  The Company acknowledges that such consultation with Parent will not, in the absence of Parent’s written consent or waiver, constitute a consent or waiver of any rights Parent may have under this Agreement.  During the Pre-Closing Period, the Company shall promptly notify Parent in writing of (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement, (ii) any material breach of any covenant or obligation of the Company, (iii) any Legal Proceeding pending against or with respect to the Acquired Companies in respect of any Tax matter, (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VIII or IX impossible or unlikely or that has had or is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies and (v) (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Merger Transactions and (B) any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Companies or the Merger Transactions.

(d)           During the period from the date of this Agreement to the Merger Effective Time, each of the Acquired Companies shall continue to operate in such a manner as to permit the RLJ REITs to continue to qualify as a REIT throughout the period from the date hereof to the Merger Effective Time and anything in this Section 6.2 notwithstanding, the RLJ REITs may cause the Acquired Companies to take such action as they reasonably deem necessary or appropriate to assure the continued qualification of each of the RLJ REITs as a REIT for federal income tax purposes.  The Company agrees that all Tax Returns with respect to the Company and each other Acquired Company that are not required to be filed on or before the date hereof, to the extent required to be filed on or before the Closing Date, (i) will be filed when due in accordance with all applicable Legal Requirements, and (ii) as of the time of filing, will be true, complete and correct in all material respects.  The Company and each other Acquired Company will pay all Taxes shown as due on such Tax Returns and all other Taxes which the Company or any other Acquired Company is required to pay on or before the Closing Date (other than Taxes it is contesting in good faith).

Section 6.3             Exclusive Dealings.  The Company Parties and the Buyer Parties agree that, in consideration of the payment of the Earnest Money Deposit, and Parent’s projected efforts and undertakings, and in preparing the necessary legal documentation to complete the purchase transaction, neither the Company Parties, nor any of their Affiliates, agents, Representatives, officers, directors, partners or shareholders will engage in any negotiations, or accept any offers, regarding the sale, exchange, or other conveyance of any equity securities of any of the Acquired Companies or of any interest in any of the Properties until the later of the Closing Date, or the date the Company Parties and the Buyer Parties mutually agree to extend the Closing Date, or such sooner date as this Agreement may be terminated in accordance with the provisions of this Agreement, and the Escrow is cancelled.

Section 6.4             Operation of the Hotels.  Subject to the terms of this Agreement, the Company Parties, during the Pre-Closing Period, shall cause the current direct Owners of the Hotels to carry on the business and operations of the Hotels in substantially the same manner as heretofore carried on by them.  The Company Parties shall pay and perform or shall cause the Owner of the Hotels to pay and perform all of their material obligations and otherwise comply with all of the material terms and conditions of the covenants and other agreements of record reflected in the Contracts, the Franchise Agreements, the Management Agreement Documents, the Existing Indebtedness (and all documents evidencing, securing or relating to the Existing Indebtedness (including, but not limited to, causing any guarantors and indemnitors to perform their obligations thereunder)).  During the Pre-Closing Period, the Company Parties shall maintain (or replace with policies of like amounts) all existing insurance policies insuring the Properties and the operation of the Hotels.  The Company Parties shall not remove any of the personal property from the Properties, unless the Company Parties replace the same with like items that are of equal or better quality and condition.  The Company Parties shall maintain the inventory and food consistent with the Company Parties’ and Acquired Companies’ past practices, and will replenish the same consistent with their past practices.  The Company Parties may, extend, amend, modify or terminate any of the Contracts as the Company Parties deem appropriate to operate, service and maintain the Properties consistent with normal business practices, and may enter into new Contracts; provided, however, that so long as Parent is not in default of any of its obligations under this Agreement, (a) during the Pre-Closing Period, the Company Parties shall provide to Parent copies of new Contracts, which any of the Company Parties or Acquired Companies has entered into, or intends to enter into, (b) from and after the expiration of the Due Diligence Period, the Company Parties shall not, without the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), enter into (i) any leases of furniture, fixtures or equipment for the Hotel, or (ii) any Contract other than consistent with past practices, (c) other than in the ordinary course of business at the Properties, no part of the Properties, or any interest therein, will be sold or otherwise transferred or encumbered without Parent’s prior written consent, which approval shall not be unreasonably withheld or delayed; (d) without the prior written approval of Parent (which approval shall not be unreasonably withheld or delayed), the Company Parties and the Acquired Companies shall not: (i) make any material alterations to the Properties other than alteration in accordance with the terms of a PIP, or, (ii) remove or otherwise dispose of any material portion of any of their personal property, except in the ordinary course of business and (e) the Company Parties shall pay all of their debts, liabilities and obligations as and when the same become due.  Prior to the earlier of the termination of this Agreement or the Closing Date, without Parent’s approval (which may be withheld in its sole and absolute discretion), the Company Parties (A) except as contemplated herein, shall not amend the Existing Indebtednesses or any documents evidencing, securing or otherwise relating to the Existing Indebtednesses, and (B) shall not prepay any part of the Existing Indebtednesses.  In all instances where the consent or approval of the Parent may be required, such consent or approval shall be deemed to have been given if Parent fails to respond to any request by any Company Party within five (5) days following such request.

Section 6.5             Cooperation.  The Company Parties shall cooperate with Parent in all reasonable respects, including by executing and delivering necessary or desirable applications and other documents, to facilitate the issuance and/or transfer of the Permits and other authorizations in connection with the operation of the Hotels, including any liquor licenses or permits.  Parent shall promptly reimburse the Company Parties for all reasonable out-of-pocket expenses incurred by the Company Parties in connection with such cooperation.  To the extent any license is not transferable, but is necessary for any aspect of the operation of the Hotel, the Company Parties and the Owners of the Hotels shall cooperate with Parent by entering into such arrangements as may be usual and customary in similar transactions, provided that any such arrangements are fully in compliance with all applicable laws, rules and regulations, that Parent either pays for or promptly reimburses the Company Parties for all reasonable out-of-pocket expenses to be or actually incurred by the Company Parties in connection therewith, and that Parent indemnifies and holds the Company Parties harmless from and against any liabilities arising in connection therewith.

Section 6.6             Alcoholic Beverage Matters.  To the extent that a license or permit required for the service of alcoholic beverages at a Hotel (a “Liquor Permit”) involves any responsibility or liability of the Company Parties or their Affiliates, the Company Parties shall, to the extent permitted by applicable laws, rules or regulations, transfer such Liquor Permit to Parent (or, at the request of the Parent, to the Manager) at Closing, at Parent’s expense, provided that the Company Parties and their Affiliates shall be fully released from any responsibility or liability thereunder.  If individuals or entities affiliated with the Company Parties who are designated as parties on any Liquor Permits cannot be released prior to the Closing, then, to the extent permitted by applicable law, if the entity which holds the Liquor Permit wishes to retain such Liquor Permit pending the release of such individuals or entities (which is to occur within not more than ninety (90) days), Parent shall cooperate with the Company Parties by entering, or causing another entity with adequate wherewithal to enter, into an indemnity agreement with such individuals or entities remaining liable or responsible on a Liquor Permit, such indemnity agreement to be in form and substance reasonably satisfactory to such individuals or entities.

ARTICLE VII
ADDITIONAL COVENANTS OF THE PARTIES HERETO

Section 7.1             Regulatory Approvals; Consents.

(a)           Subject to Section 7.1(b) and otherwise in accordance with the express provisions of the Agreement, the Buyer Parties and the Company Parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to cause the conditions set forth in Articles VIII, IX and X to be satisfied and to consummate and make effective the Merger Transactions as promptly as practicable after expiration of the Due Diligence Period.  Without limiting the generality of the foregoing, from expiration of the Due Diligence Period until the Closing Date, the Buyer Parties and the Company Parties (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party hereto in connection with the Merger Transactions and shall submit promptly any additional information requested in connection with such filings and notices, (ii) shall use their respective reasonable best efforts to obtain or cause to be obtained each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirements or Contract, or otherwise) by such party hereto in connection with the execution and delivery of this Agreement and the consummation of the Merger Transactions and (iii) shall use their respective reasonable best efforts to oppose or lift any restraint, injunction or other legal bar to the Merger Transactions.  Each of the Company and Parent shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

(b)           Without limiting the generality of Section 7.1(a), the Company and Parent shall, promptly after the expiration of the Due Diligence Period, prepare and file the notifications, if any, required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with any of the Merger Transactions.  The Company Parties and the Buyer Parties shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust laws or related matters.  The Company Parties and the Buyer Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking the earliest possible termination of any applicable waiting periods or suspension effects imposed by any Legal Requirements.  Each of the Company Parties and the Buyer Parties shall (i) give the other parties hereto prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to this Agreement or any of the Merger Transactions, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat and (iii) promptly inform the other parties hereto of any communication concerning antitrust laws to or from any Governmental Body regarding this Agreement or any of the Merger Transactions.  Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other antitrust law.  Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Body concerning the effect of applicable antitrust laws on this Agreement and any of the Merger Transactions.  In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust law or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

(c)           Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose, transfer or hold separate, or cause any of its Subsidiaries to dispose, transfer or hold separate any assets or operations, or to commit or to cause any of the Acquired Companies to dispose of any assets, (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Companies to discontinue offering any product or service or (iii) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Companies.

(d)           The Company shall use its reasonable best efforts to obtain the Consents and waivers required to satisfy Parent’s and MergerCo’s conditions to Closing set forth in this Agreement.

Section 7.2             Public Announcements. Except as otherwise may be required by Legal Requirements, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to any of the Merger Transactions.  Without limiting the generality of the foregoing, neither Parent nor the Company shall, and shall not permit any of their respective Representatives to, make any disclosure regarding this Agreement or any of the Merger Transactions unless (a) the other shall have approved such disclosure or (b) such party hereto shall have determined in good faith, after taking into account the advice of its outside legal counsel, that such disclosure is required by applicable Legal Requirements.

Section 7.3             Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the Merger Transactions (together with any related interests, penalties or additions to Tax, “Transfer Taxes”) and shall cooperate in attempting to minimize the amount of Transfer Taxes consistent with all Legal Requirements.

Section 7.4             Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement or any of the Merger Transactions, each of the parties hereto and their respective boards of directors (or similar governing bodies) shall (a) take all necessary action to ensure that the Merger Transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize any adverse effects of such takeover statutes.

Section 7.5             Shareholder, Member and Limited Partner Litigation. In case of any shareholder, member or limited partner litigation against any of the Acquired Companies or any of their directors, managers, officers or general partners, in each case, relating to any of the Merger Transactions, the Company Parties and/or counsel(s) selected by the Company will control the defense of any such litigation; provided that the Company Parties shall (a) promptly notify (and thereafter keep apprised of any development relating thereto) the Buyer Parties of any such shareholder, member or limited partner litigation, (b) provide the Buyer Parties and their outside counsel with the opportunity to participate in the defense of any such shareholder, member or limited partner litigation, including by providing copies of any pleadings or motions to be filed by the Company Parties reasonably in advance of any planned filing thereof, and considering in good faith any comments or recommendations with respect thereto by the Buyer Parties and their outside counsel and by otherwise consulting with and considering in good faith any comments or recommendations of the Buyer Parties and their outside counsel in connection therewith, and (c) not settle, compromise or otherwise resolve any such shareholder, member or limited partner litigation brought during the Pre-Closing Period, without the consent of Parent (which consent shall not be unreasonably withheld or delayed; provided, that it shall not be unreasonable for Parent to withhold such consent if such settlement, compromise or resolution (i) does not include a release of the Acquired Companies and the Buyer Parties and their respective Representatives and Affiliates, in a form reasonably satisfactory to Parent, or (ii) includes a payment of more than a de minimis amount); provided, however, that no Person shall be required to provide access to or to disclose information where such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege of any such Person.

Section 7.6             Third Party Consents. Subject to the provisions of Section 7.7 and Section 7.8:  Each of the Buyer Parties on one hand, and the Company Parties, on the other hand, shall use their respective reasonable best efforts to obtain any third party Consents, including any Consents from Governmental Bodies, (a) necessary, proper or advisable to consummate any of the Merger Transactions, or (b) disclosed in Section 4.2(c) of the Disclosure Letter, or (c) required to prevent, individually or in the aggregate, a Material Adverse Effect of the Acquired Companies from occurring prior to the Merger Effective Time.  In the event that the Company Parties shall fail to obtain any third party Consent described in this Section 7.6, the Company Parties shall use their respective reasonable best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and the Buyer Parties and their respective businesses resulting, or which would reasonably be expected to result, after the Merger Effective Time, from the failure to obtain such Consent.  Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any Consent from any Person with respect to any of the Merger Transactions, (a) without the prior written consent of Parent, none of the Acquired Companies shall pay or commit to pay to such Person whose Consent is being solicited any material amounts of cash or other consideration, make any material commitment or incur any material Liability or other obligation due to such Person, and (b) none of the Buyer Parties or their respective Affiliates shall be required to pay or commit to pay to such Person whose Consent is being solicited any material amounts of cash or other consideration, make any material commitment or incur any material Liability or other obligation.

Section 7.7             Documents with respect to Franchise Agreements.  Notwithstanding any provision in this Agreement to the contrary, at Closing, Parent shall, at Parent’s sole cost and expense (including, without limitation, the payment of any application or assumption fees), execute such documents and take all such action as each Franchisor may require in order to cause the RLJ REITs and their Affiliates to be released from any liability pursuant to each of the Franchise Agreements.  In the event that Parent elects or is required to terminate any Franchise Agreement, Parent shall bear all costs, including, without limitation, any termination fee or penalty, in connection therewith.

Section 7.8             Documents with respect to Management Agreement Documents.  Notwithstanding any provision in this Agreement to the contrary, at Closing, Parent shall, at Parent’s sole cost and expense (including, without limitation, the payment of any assumption fees), execute such documents and take such action as each Manager may require in order to cause the RLJ REITs and their Affiliates to be released from any liability pursuant to each of the Management Agreement Documents.  In the event that Parent elects or is required to terminate any Management Agreement Document, Parent shall bear all costs, including, without limitation, any termination fee or penalty, in connection therewith.

Section 7.9             Existing Indebtedness.  Notwithstanding any provision in this Agreement to the contrary, at Closing, Parent shall, at Parent’s sole cost and expense (including, without limitation, the payment of any assumption fees), execute such documents and take such action as each lender under the Existing Indebtedness may require in order to cause the RLJ REITs and their Affiliates to be released from any liability, including under any guaranties, pursuant to the Existing Indebtedness.  In the event that Parent elects or is required to pre-pay or defease any Existing Indebtedness, Parent shall bear all costs and fees, including, without limitation, any prepayment penalties or yield maintenance amounts, in connection therewith.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY HERETO

The respective obligations of each party hereto to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction or waiver, as of or prior to the Closing, of each of the following conditions:

Section 8.1             HSR Act. The waiting periods applicable to the consummation of the Merger Transactions specified under the HSR Act, if applicable, shall have lapsed, expired or been terminated.

Section 8.2             No Restraints. No temporary restraining order, preliminary or permanent injunction or other order or decree of any nature preventing, restraining or prohibiting the consummation of any of the Merger Transactions shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and there shall not be any Legal Requirement enacted, adopted or deemed applicable to any of the Merger Transactions that makes consummation of any of the Merger Transactions illegal or otherwise prohibits consummation of any of the Merger Transactions.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER PARTIES

The respective obligations of the Buyer Parties to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction or waiver by the Buyer Parties, as of or prior to the Closing, of each of the following conditions:

Section 9.1             Accuracy of Representations. (a) Other than with respect to Sections 4.2(a) and 4.3, the representations and warranties of the Company Parties set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation on any representation and warranty indicated by a materiality qualification, including the words “Material Adverse Effect,” “material,” “in all material respects” or like words) as of the date of this Agreement and as of the Closing Date as though made at such time (except to the extent that any such representation or warranty relates to any earlier date, in which case such representation or warranty shall be true and correct as of such date), except where the failure, individually or in the aggregate, of such representations and warranties to be so true and correct (without giving effect to any limitation on any representation and warranty indicated by a materiality qualification, including the words “Material Adverse Effect,” “material,” “in all material respects” or like words) would not reasonably be expected to have a Material Adverse Effect on the Acquired Companies and (b) the representations and warranties set forth in Sections 4.2(a) and 4.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent that any such representation or warranty relates to any earlier date, in which case such representation or warranty shall be true and correct as of such date).

Section 9.2             Performance of Covenants.  The Company Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Merger Effective Time.

Section 9.3             Company Officer’s Certificate.  The Company shall have delivered to Parent a certificate, dated as of the date of the Merger Effective Time, executed on behalf of the Company by an executive officer of the Company, certifying that the conditions set forth in Section 9.1 and Section 9.2 have been duly satisfied.

Section 9.4             Third Party Consents.  Except as provided in the following sentence and except to the extent that the absence of any such Consent or waiver would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies, all Consents (or in lieu thereof, waivers) set forth on Section 4.2(c) of the Disclosure Letter (a) shall have been obtained, and a true, correct and complete copy of each Consent shall have been delivered to Parent at or prior to the Merger Effective Time, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.  The prior sentence notwithstanding, all Consents (or in lieu thereof, waivers) required from each Manager, each Franchisor and each holder of the Existing Indebtedness (a) shall have been obtained, and a true, correct and complete copy of each Consent shall have been delivered to Parent at or prior to the Merger Effective Time, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

Section 9.5             FIRPTA Certificate.  Each of the RLJ REITs shall have delivered a certificate of non-foreign status in compliance with the requirements of Section 1445 of the Code.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY PARTIES

The respective obligations of the Company Parties to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction or waiver by the Company Parties, as of or prior to the Closing, of each of the following conditions:

Section 10.1           Accuracy of Representations.  The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct in all respects (without giving effect to any limitation on any representation and warranty indicated by a materiality qualification, including the words “Material Adverse Effect,” “material,” “in all material respects” or like words) as of the date of this Agreement and as of the Closing Date as though made at such time (except to the extent that any such representation or warranty relates to any earlier date, in which case such representation or warranty shall be true and correct as of such date), except where the failure, individually or in the aggregate, of such representations and warranties to be so true and correct (without giving effect to any limitation on any representation and warranty indicated by a materiality qualification, including the words “Material Adverse Effect,” “material,” “in all material respects” or like words) would not reasonably be expected to have a Material Adverse Effect on Parent.

Section 10.2           Performance of Covenants. The Buyer Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Merger Effective Time.

Section 10.3           Parent Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated as of the date of the Merger Effective Time, executed on behalf of Parent by an executive officer of Parent, certifying that the conditions set forth in Section 10.1 and Section 10.2 have been duly satisfied.

ARTICLE XI
TERMINATION

Section 11.1           Termination. This Agreement may be terminated and the Merger and the Contemplated Transactions may be abandoned at any time prior to the Merger Effective Time by action taken or authorized by the board of directors, similar governing body or person or members of the terminating party or parties hereto:

(a)           by Parent for any reason on or before the end of the Due Diligence Period; provided, however, that if Parent has not notified the Company Parties of Parent’s intent not to terminate this Agreement on or before the end of the Due Diligence Period, Parent shall be deemed to have notified the Company Parties of its intent to terminate this Agreement and receive the Earnest Money Deposit as provided in Section 3.2(a);

(b)           by mutual written consent of Parent and the Company;

(c)           by either Parent or the Company (so long as such party is not in default of its obligations under this Agreement), by notice to the other if the Merger and the Contemplated Transactions shall not have been consummated on or before the date which is the thirtieth (30th) day after the expiration of the Due Diligence Period, which date shall be extended up to an additional sixty (60) days if the provisions of Section 9.4 have not been satisfied and as long as the parties are working diligently and in good faith toward causing the provisions of Section 9.4 to be satisfied (the “End Date”);

(d)           by either Parent or the Company, by notice to the other if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger Transactions; provided that the party hereto seeking to terminate this Agreement pursuant to this Section 11.1(d) shall have used its reasonable best efforts to remove such final and nonappealable order, decree or ruling;

(e)           by Parent, by notice to the Company (i) if any of the representations and warranties of the Company Parties herein shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 9.1 would be incapable of being satisfied, (ii) if any of the Company Parties’ representations and warranties herein become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 9.1 would be incapable of being satisfied or (iii) any of the covenants of the Company Parties contained in this Agreement shall have been breached by any of the Company Parties, such that the condition set forth in Section 9.2 would be incapable of being satisfied, and, in each case, to the extent curable, the inaccuracy or breach shall not have been cured within thirty (30) days after notice by Parent to the Company pursuant to this Section 11.1(e);

(f)            by the Company, by notice to Parent (i) if any of the representations and warranties of the Buyer Parties herein shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 10.1 would be incapable of being satisfied, (ii) if any of the representations and warranties of the Buyer Parties herein shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.1 would be incapable of being satisfied or (iii) if any of the covenants of the Buyer Parties herein contained in this Agreement shall have been breached by any of the Buyer Parties such that the condition set forth in Section 10.2 would be incapable of being satisfied, and, in each case, to the extent curable, the inaccuracy or breach shall not have been cured within thirty (30) days after notice by the Company to Parent pursuant to this Section 11.1(f); and

(g)           by the Company or Parent in accordance with the terms of Article XIII.

Section 11.2           Effect of Termination.  In the event of the termination of this Agreement as provided in this Article XI, this Agreement shall forthwith terminate and be of no further force or effect and the Merger and the Contemplated Transactions shall be abandoned without further action by any of the parties hereto without any further liability or obligation on the part of any party hereto or its respective Affiliates; provided, however, that the Confidentiality Agreement and this Section 11.2, Section 11.3, Section 12.2, Article III and Article XIV shall survive the termination of this Agreement and shall remain in full force and effect.

Section 11.3           Expenses; Termination Fees.

(a)           Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and any of the Merger Transactions (including fees and expenses payable to Representatives) shall be paid by the party hereto incurring such fees and expenses, whether or not the Merger Transactions are consummated; provided, however, that:

(i)            Parent shall bear all fees and expenses, other than attorneys’ fees, incurred in connection with any filings required by the parties hereto of applicable pre-merger notification and report forms relating to any of the Merger Transactions under the HSR Act and any filings required of any notice or other documents under any applicable foreign antitrust law or regulation;

(ii)           except as provided below in this Section 11.3, if this Agreement is terminated by Parent or the Company in a manner permitted by this Agreement, then Escrow Agent shall deliver the Earnest Money Deposit to Parent,

(iii)          if the RLJ REITs default in their obligations under this Agreement by reason of a sale of the Company or any of the Properties to a third party (other than if such sale is required pursuant to the provisions of a Franchise Agreement or Management Agreement Document (such a sale, a “Refusal Right Sale”)) and the remedy of specific performance is unavailable to Parent, then (even though the parties explicitly acknowledge that monetary damages are not an adequate remedy for a breach of this Agreement) the RLJ REITs, jointly and severally, shall be liable to pay Parent an amount equal to Forty Million Dollars ($40,000,000) (the “Company Termination Fee”) as liquidated damages (and not as a penalty) and as Parent’s sole remedy (in addition to the delivery of the Earnest Money Deposit by Escrow Agent to Parent); provided, however, that if the RLJ REITs default in their obligations under this Agreement by reason of a Refusal Right Sale, the RLJ REITs, jointly and severally, shall be liable to pay Parent an amount equal to the aggregate amount of the fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, investment banking fees, incremental overhead expenses, costs and expenses related to interest rate hedges, filing fees and printing and mailing expenses) that have been paid or that become payable by or on behalf of the Buyer Parties in connection with the preparation, negotiation and enforcement of this Agreement and otherwise in connection with the Merger Transactions, not to exceed Three Hundred Seventy-Five Thousand Dollars ($375,000);

(iv)          if Parent defaults in its obligations to pay the Company Merger Consideration when it is obligated to do so hereunder or otherwise defaults in its obligations hereunder and the Agreement is terminated by the RLJ REITs, then the Earnest Money Deposit shall be paid to the RLJ REITs in accordance with the Escrow Instructions as liquidated damages (and not as a penalty) and as RLJ REITs’ sole remedy.

(b)           In the event that the RLJ REITs are entitled to receive the Earnest Money Deposit, Escrow Agent shall pay to the Company, from the escrow holding the Earnest Money Deposit, an amount equal to the lesser of (i) the Earnest Money Deposit and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the RLJ REITs to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(I) of the Code (“Qualifying Income”), as determined by the Company’s independent public accountants, plus (B) in the event the Company receives either (x) a letter from the Company’s counsel indicating that the RLJ REITs have received a ruling from the IRS described below in this Section 11.3(b) (but in any case not to increase the amount of the Earnest Money Deposit) or (y) an opinion from the Company’s outside counsel as described below in this Section 11.3(b), an amount equal to the Earnest Money Deposit less the amount payable under clause (A) above.  To secure Parent’s obligation to pay these amounts, the Earnest Money Deposit shall be in the Escrow, with the Escrow Agent and on such terms in addition to the terms of the Escrow Instructions (subject to this Section 11.3(b)) as shall be mutually agreed upon by the Company, Parent and the Escrow Agent.  The Escrow Instructions shall provide that the Earnest Money Deposit in escrow or any portion thereof shall not be released to the Company unless the Escrow Agent receives any one or combination of the following: (i) a letter from the Company’s independent public accountants indicating the maximum amount that can be paid by the Escrow Agent to the Company without causing the RLJ REITs to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the Escrow Agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Earnest Money Deposit would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Earnest Money Deposit would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the Escrow Agent shall release the remainder of the Earnest Money Deposit to the Company.  Parent agrees to amend this Section 11.3(b) at the reasonable request of the Company in order to (i) maximize the portion of the Earnest Money Deposit that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve the Company’s chances of securing a favorable ruling described in this Section 11.3(b) or (iii) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 11.3(b).  The Escrow Instructions also shall provide that any portion of the Earnest Money Deposit held in escrow for five (5) years shall be released by the Escrow Agent to Parent.

(c)           In the event that the Company is obligated to pay the Company Termination Fee, the Company shall pay to Parent, from the Company Termination Fee deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Fee and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by Parent’s independent public accountants, plus (B) in the event Parent receives either (x) a letter from Parent’s counsel indicating that Parent has received a ruling from the IRS described below in this Section 11.3(c) (but in any case not to increase the amount of the Company Termination Fee) or (y) an opinion from Parent’s outside counsel as described below in this Section 11.3(c), an amount equal to the Company Termination Fee less the amount payable under clause (A) above.  To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Fee with Escrow Agent on such terms (subject to this Section 11.3(c)) as shall be mutually agreed upon by the Company, Parent and the Escrow Agent.  The payment or deposit into escrow of the Company Termination Fee pursuant to this Section 11.3(c) shall be made at the time the Company is obligated to pay Parent such amounts pursuant to Section 11.3(d), by wire transfer or bank check.  The escrow agreement shall provide that the Company Termination Fee in escrow or any portion thereof shall not be released to Parent unless the Escrow Agent receives any one or combination of the following: (i) a letter from Parent’s independent public accountants indicating the maximum amount that can be paid by the Escrow Agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent’s accountants revising that amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that Parent received a ruling from the IRS holding that the receipt by Parent of the Company Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Company Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the Escrow Agent shall release the remainder of the Company Termination Fee to Parent.  The Company agrees to amend this Section 11.3(c) at the reasonable request of Parent in order to (i) maximize the portion of the Company Termination Fee that may be distributed to Parent hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve Parent’s chances of securing a favorable ruling described in this Section 11.3(c) or (iii) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 11.3(c).  The escrow agreement shall also provide that any portion of the Company Termination Fee held in escrow for five (5) years shall be released by the Escrow Agent to the Company.

(d)           In the event that the Company is required to pay the Company Termination Fee pursuant to a termination of this Agreement, such amount shall be paid into escrow as provided in Section 11.3(c) as promptly as practicable following such termination, but in no event more than two (2) business days following such termination.

(e)           The parties hereto agree and understand that in no event shall the Company or Parent be required to pay the Company Termination Fee or the Earnest Money Deposit, respectively, on more than one occasion.  The parties hereto acknowledge that the agreements contained in this Section 11.3 are an integral part of the

Merger Transactions, and that, without these agreements, the parties hereto would not enter into this Agreement.  In the event any party hereto is required to file suit to seek all or portion of the amounts payable under this Section 11.3, and such party hereto prevails in such litigation, such party hereto shall be awarded to all reasonable expenses, including reasonable attorneys’ fees and expenses, that it has incurred in enforcing its rights under this Section 11.3.

ARTICLE XII
TITLE; DUE DILIGENCE

Section 12.1           Title to the Real Property.

(a)           Effective as of the Closing Date, but conditioned upon Closing and at Parent’s sole cost and expense, Title Company shall endorse each Title Policy to make such Title Policy effective as of the date of Closing and shall endorse each such Title Policy with a non-imputation endorsement in favor of Parent.

(b)           In addition, Parent shall have the right to obtain from Title Company, at Parent’s expense such additional endorsements to the Title Policies and such additional liability protection as Parent may elect to obtain; provided, however, that Parent’s ability to obtain such title endorsements and such additional liability protection shall not be a condition precedent to Parent’s obligations hereunder and shall not extend or delay Closing.  Parent shall be solely responsible for negotiating with Title Company with respect to the transfer and endorsement of each Title Policy and/or with respect to such title endorsements and/or such additional liability protection as may be requested by Parent, if any.  With respect to each Property, the Company Parties will deliver to Parent a copy of any survey of the Property in its possession, without warranty, and Parent shall be solely responsible for, and shall assume the risk of, obtaining a survey (or updating the Company Parties’ survey) of such Property (each a “Survey”).

Section 12.2           Inspection and Due Diligence Review.

(a)           Parent shall have the right, in its sole discretion, until 5:00 p.m. EST on the day which is the twenty-third (23rd) day following the Effective Date, to satisfy itself, in its sole and absolute discretion, of all matters relating to the Merger Transactions, including, but not limited to the condition and extent of the Properties and all matters related to the organization of the Company and any entities owned and/or controlled by the Company (“Due Diligence Period”).  Subject to the prior termination of this Agreement, during the term of this Agreement, the Company Parties shall cooperate and provide Parent with reasonable and continuing access to the Properties upon commercially reasonable Notice to the Company for the purpose of Parent’s inspection and due diligence review.  In connection with such review, during normal business hours during the Due Diligence Period, Parent shall be afforded the opportunity to review reasonably available records, including non-proprietary financial reports, the instruments evidencing the Contracts pertaining to the Hotels which are in or under the Company’s control and relate to the operation of the Hotels upon reasonable Notice, except that the

Company Parties shall have no obligation to deliver or make available to Parent, and Parent shall have no right to review, the Excluded Assets and the Excluded Documents.  Neither Parent nor any of its employees, agents or representatives shall contact or otherwise discuss this transaction or the operation of the Hotels with any on-site employees of the Hotels; provided, however, that Parent may meet with any Hotel’s general manager upon commercially reasonable Notice to the Company but, if required by the Company, only in the presence of the Company’s representative.  At any time during the Due Diligence Period, Parent shall have the right, in its sole and absolute discretion, to terminate this Agreement by written notice to the Company.

(b)           Parent acknowledges that prior to the date of this Agreement, the Company Parties have delivered to Parent, or the Company Parties have provided Parent with access to, the information, documents, agreements and reports relating to the Property, as identified on Exhibit D attached hereto (collectively, the “Due Diligence Materials”).  Parent shall have until the expiration of the Due Diligence Period to review and approve the Due Diligence Materials.

(c)           Prior to any entry by Parent or any of Parent’s Representatives onto any Property, Parent shall:  (i) if Parent does not then have such a policy in force, procure a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to the Company Parties covering all of Parent’s activities, with a single limit of liability (per occurrence and aggregate) of not less than $2,000,000.00; and (ii) deliver to the Company Parties a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that the Company Parties have been named as an additional insured thereunder with respect to any Parent’s activities (such Certificate of Insurance shall be delivered to the Company Parties).  Such insurance shall be written on an “occurrence” basis, and shall be maintained in force until the earlier of (x) the termination of this Agreement and the conclusion of all Parent’s activities, or (y) Closing.

(d)           During the Due Diligence Period, Parent also shall have the opportunity to conduct a Phase I environmental audit/study of all Property, provided such Phase I environmental audit/study is not invasive or intrusive.  Any environmental audit/study proposed to be undertaken by Parent shall be subject to the Company’s written approval, which shall not be unreasonably withheld, prior to the commencement thereof.

(e)           Parent, at all times, will conduct such due diligence in compliance with all applicable laws, and in a manner so as to not cause damage, loss, cost or expense to the Company Parties, any Property or the tenants or guests of any Property, and without unreasonably interfering with or disturbing any employee, tenant or guest at the Hotels.  Other than required by applicable law, subpoena or other court order, Parent shall not reveal to any governmental agency or any other third party (other than Parent’s employees, agents, attorneys, lenders and advisors) not approved by the Company the results of or any other information acquired pursuant to its inspections.  Parent will promptly restore any damage to the Property caused by Parent’s inspection to its condition immediately preceding such inspections and examinations and will keep the

Property free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and examinations.

(f)            The cost of the inspections and tests undertaken pursuant to this Section 12.2 shall be borne solely by Parent.  Parent shall indemnify, protect, defend, and hold the Company Parties, their lenders, and their affiliates, owners, agents and employees harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense, including reasonable attorneys’ fees, whether or not legal proceedings are instituted, arising from the acts or omissions of Parent or its agents, employees or contractors occurring in connection with, or as a result of, such inspections, tests or examinations of any Property.

(g)           Parent covenants and agrees that, until the Closing Date, all such information and materials disclosed or delivered to it by the Company Parties, or their agents, employees and representatives, are confidential and proprietary information, and that Parent shall hold the same in strict confidence, and shall not disclose the same to anyone other than its employees, affiliates, financial partners, potential lenders, and advisors on a “need-to-know” basis subject to the confidentiality restrictions set forth herein.  Parent also agrees that, in the event the transactions contemplated in this Agreement are not consummated as provided herein, Parent shall return all such information and documentation, and all copies thereof, to the Company promptly upon its written request, together with copies of all third-party reports and studies obtained by Parent with respect to any of the Properties.

(h)           Except as expressly provided in this Agreement, the Company Parties make no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, if any, supplied to Parent in connection with Parent’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in the Company Parties’ possession).  It is the parties’ express understanding and agreement that any such materials are to be provided only for Parent’s convenience in making its own examination and determination prior to the expiration of the Due Diligence Period as to whether it wishes to purchase the Properties, and, in doing so, Parent shall rely exclusively on its own independent investigation and evaluation of every aspect of each Property and not on any materials supplied by the Company Parties.  Parent expressly disclaims any intent to rely on any such materials provided to it by the Company Parties in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

(i)            The obligations of Parent under this Section 12.2 (including its indemnification obligations) shall survive Closing or the termination of this Agreement.

ARTICLE XIII
RISK OF LOSS

With respect to each Property, the risk of loss shall be as follows:

Section 13.1           Risk of Loss.  Until the Closing Date, the RLJ REITs shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively “Casualty”).  If, prior to the Closing Date, any of the Improvements shall be damaged by any Casualty, the Company Parties promptly shall notify Parent (“Casualty Notice”) of such event.  Upon Parent’s receipt of a Casualty Notice, Representatives of the Company Parties and the Buyer Parties shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace any damaged personal property (“Casualty Renovation Cost”).  If the parties are unable to agree on the cost of restoration, the matter will be submitted to an engineer designated by the Company Parties and an engineer designated by the Buyer Parties, each licensed to practice in the state in which the Property is located, and the engineers shall resolve the dispute.  Each party hereto shall bear the costs and expenses of its own engineer.

Section 13.2           Material Loss.  If the Casualty Renovation Cost for any single Hotel exceeds Four Million Dollars ($4,000,000) or the Casualty Renovation Cost for the aggregate of all the Hotels exceeds Twenty Million Dollars ($20,000,000), the Buyer Parties may elect, at their option, to terminate this Agreement by notifying the Company within five (5) days after the date that the Casualty Renovation Cost is determined, in which case the Earnest Money Deposit shall be delivered to Parent, and neither party shall have any further rights or obligations hereunder, except as explicitly provided in this Agreement.  If the Buyer Parties fail to make its election timely to terminate this Agreement, then the Closing shall take place as provided herein without reduction of the Company Merger Consideration, and Parent shall be entitled to all insurance proceeds in connection with the Casualty in the event the Casualty is insured against and the Company shall pay to Parent the amount of any deductible, under applicable insurance policies, or have the Company Merger Consideration reduced by the Casualty Renovation Cost in the event the Casualty is not insured against.

Section 13.3           Nonmaterial Loss.  If the Casualty Renovation Cost for any single Hotel is Four Million Dollars ($4,000,000) or less or the Casualty Renovation Cost for the aggregate of all the Hotels is Twenty Million Dollars ($20,000,000) or less, then, in any such event, neither the Company Parties nor the Buyer Parties shall have any right to terminate this Agreement, but the Closing shall take place as provided herein without reduction of the Company Merger Consideration, and Parent shall be entitled to all insurance proceeds in connection with the Casualty in the event the Casualty is insured against or have the Company Merger Consideration reduced by the Casualty Renovation Cost in the event the Casualty is not insured against.

Section 13.4           Eminent Domain.  If, prior to the Closing Date, all or substantially all of any Property is taken by condemnation or eminent domain, at the election of Parent, this Agreement, upon notifying the Company of such election, shall terminate, and Parent shall receive a full and prompt refund of all sums deposited by it with Escrow Agent or the Company Parties.  If, prior to the Closing Date, less than all or substantially all of any Property shall be taken by condemnation or eminent domain, then Parent shall be required to proceed with the

Merger Transactions, with title to the Property being subject to such taking, in which event on the Closing Date all of the proceeds of any award or payment made or to be made by reason of such taking shall belong to Parent, and any money theretofore received by the Company Parties in connection with such taking shall be paid over to Parent, whereupon Parent shall pay the Company Merger Consideration without abatement by reason of such taking.  The Company Parties shall not allow any Owner of a Hotel to settle, agree to, or accept any award or payment in connection with a taking of less than all of the Property without obtaining Parent’s prior written consent in each case, which consent shall not be unreasonably withheld or delayed.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

Section 14.1           Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties hereto at any time prior to the Merger Effective Time; provided, however, that each amendment, modification or supplement shall have been duly authorized by the board of directors (or as may otherwise be required by such entity) of each party hereto.

Section 14.2           Waiver.

(a)           Neither any failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable Legal Requirements, (i) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party hereto, (ii) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party hereto or of the right of the party hereto giving such notice or demand to take further action without notice or demand as provided in this Agreement.

(b)           At any time prior to the Merger Effective Time, Parent (with respect to the Company Parties) and the Company (with respect to the Buyer Parties), may, to the extent allowed by any applicable Legal Requirements, (i) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (ii) waive any inaccuracies in the representation and warranties contained in this Agreement and (iii) waive compliance with any covenants, obligations or conditions contained in this Agreement.  Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto.

Section 14.3           No Survival.  None of the representations and warranties, or any covenant to be performed prior to the Merger Effective Time, contained in this Agreement shall survive the Merger Effective Time.  This Section 14.3 shall not limit the survival of any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance, in whole or in part, after the Merger Effective Time.

Section 14.4           Entire Agreement.  This Agreement (including the documents relating to the Merger Transactions and the Exhibits attached to this Agreement), including the Disclosure Letter and the Confidentiality Agreement, constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect thereto.

Section 14.5           Execution of Agreement; Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This Agreement shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.6           Governing Law.  This Agreement and the rights and duties of the parties hereto hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

Section 14.7           Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the Merger Transactions shall be brought against any of the parties only in the courts of the State of Delaware or, if it has or can acquire jurisdiction, in the courts of the United States of America located in New Castle County, Delaware, and each of the parties hereto consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein and agrees not to plead or claim in any such courts that such proceeding brought therein has been brought in any inconvenient forum.  The parties to this Agreement agree that mailing of process or other papers in connection with any such proceeding referred to in the preceding sentence may be served on any party hereto in the manner provided in Section 14.13 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof.

Section 14.8           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO HEREBY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.8.

Section 14.9           Remedies; Specific Performance.  The parties hereto agree that irreparable damage would occur and monetary damages would not be an adequate remedy in the event that any provision of this Agreement were not performed by the Company Parties in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 11.1, the Buyer Parties shall be entitled to specific performance of the terms hereof.

Section 14.10         Disclosure Letter.  If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception set forth as such in the Disclosure Letter), the statements in this Agreement will control.

Section 14.11         Assignments and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights hereunder may be assigned (whether pursuant to a merger, by operation of law or otherwise) by the Company without the prior written consent of Parent; provided, further, that any of the Buyer Parties may, without the prior written consent of the Company, assign any or all of its rights and/or delegate any or all of its obligations to a direct or indirect wholly owned Subsidiary or other Affiliate of the Buyer Parties; provided, however, that, notwithstanding any such assignment, the Buyer Parties shall remain liable to perform all of their respective obligations hereunder.  Notwithstanding anything to the contrary set forth herein, the Buyer Parties and the Surviving Entity may assign and transfer to any entity providing financing for the Merger Transactions (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of the Buyer Parties and the Surviving Entity with respect to this Agreement.  The Company Parties hereby expressly consent to such assignment.  Any such assignment will be made for collateral security purposes only and will not release or discharge the Buyer Parties or the Surviving Entity from any obligations they may have pursuant to this Agreement.  Any attempted assignment of this Agreement or of any such rights by the Company without such consent shall be void and of no effect.

Section 14.12         No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.13         Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party hereto when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with appropriate confirmation of transmission, in each case to the following addresses, facsimile numbers or

e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice, given pursuant to this Section 14.13, to the other parties hereto); provided, that any communication delivered or sent on a day that is not a business day or after 5:00 p.m.  (local time) on a business day shall be deemed to have been delivered or sent on the next following business day; provided, further, that the immediately preceding proviso shall not apply to any notification provisions herein set forth in terms of hours, which notifications shall be deemed to have been delivered or sent when actually delivered or sent:

To Company Parties:	c/o RLJ Urban Lodging Fund, LP.
	Attention:	Thomas J. Baltimore, Jr.
3 Bethesda Metro Center, Suite 1000
Bethesda, Maryland 20814
	Telecopier:	(301) 280-7777

With a copy to:	Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5339
	Attention:	Gerard Leval, Esq.
	Telecopier:	(202) 857-6395

To Buyer Parties:	c/o Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oakbrook, Illinois 60523
	Attention:	Scott Wilton
	Telecopier:	(630) 954-5664

With a copy to:	c/o Inland American Lodging Corp.
390 N. Orange Ave., Suite 1650
Orlando, Florida 32801
	Attention:	Marcel Verbaas
	Telecopier:	(407) 999-8428

AND

Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, Illinois 60601
	Attention:	Michael J. Choate, Esq.
	Telecopier:	(312) 275-7554

Section 14.14         Cooperation.  Subject to the terms and conditions of this Agreement, the Company Parties and Parent agree to cooperate fully with one another and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company Parties and the Buyer Parties to evidence or reflect the Merger Transactions and to carry out the intent and purposes of this Agreement.

Section 14.15         Legal Representation of the Parties.  This Agreement was negotiated and jointly drafted by the parties hereto with the benefit of legal representation and each party hereto hereby waives the application of any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation hereof.

Section 14.16         Headings.  The table of contents and descriptive headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not affect in any way the meaning, construction or interpretation of this Agreement.

Section 14.17         Severability.  If any term or other provision of this Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction or any rule of law or public policy or the application of this Agreement to any Person or circumstance is held invalid or unenforceable by any court of competent jurisdiction or any rule of law or public policy, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid, illegal or unenforceable.

Section 14.18         Interpretation.  Definitions shall apply equally to both the singular and plural forms of the defined terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise.  The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” Unless the context shall require otherwise, the phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits hereto, and not to any particular provision of this Agreement.  Unless the context shall require otherwise, any agreements, documents, instruments or laws defined or referred to in this Agreement shall be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes.  All references in this Agreement to any particular law shall be deemed to refer also to any rules and regulations promulgated under that law.  References to a Person also refer to its predecessors and permitted successors and assigns.

Section 14.19         Exhibits and Schedules.  The Company Parties shall be entitled to update and revise all Exhibits and Schedules until 5:00 pm EST on August 14, 2007, and all such updated and revised Exhibits and Schedules shall be the Exhibits and Schedules to this Agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST,
INC.

By:	/s/ Lori J. Foust
Name:	Lori Foust
Title:	Treasurer

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO 1 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Merger Agreement”), is made and entered into as of the 4th day of September, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend Section 3.10 of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Operating Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

2.             Section 3.10 of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

Section 3.10           PIP Work.  Franchisors of certain of the Properties have or are expected to issue New PIPs in connection with the Merger Transaction.  Parent shall be responsible for (i) Costs of New PIP Work required pursuant to the New PIPs and (ii) the costs of completing the existing requirements of the applicable Franchisor of the Atlanta Marriott Century Center (the “Costs of the Atlanta Work”) (together, the Costs of New PIP Work and the Costs of the Atlanta Work, are referred to as the “Costs of Post-closing PIP Work”); provided, however, that in connection therewith, the RLJ REITs shall give a credit in the amount of Five Million Dollars ($5,000,000) to Parent against the Company Merger Consideration at Closing (i.e., the Company Merger Consideration shall be reduced by Five Million Dollars ($5,000,000)).  All additional Costs of Post-closing PIP Work shall be borne by Parent.  For purposes of this Section 3.10, “Costs of New PIP Work” shall mean the costs of installing all of the improvements required by the New PIPs regardless of the date when installation thereof is required.  Except as otherwise provided in this Section 3.10, the RLJ REITs shall be responsible for causing the completion of any work currently required pursuant to existing PIPs, provided that if any such work is not completed by the Closing Date, the RLJ REITs shall give Parent a credit in the amount of the cost of completing the uncompleted existing PIP work, such cost to be determined in good faith by mutual agreement of Parent and the Company Parties prior to the Closing Date, based upon such reasonable construction estimates as the parties may obtain from qualified contractors.

3.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

4.             Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RL Urban Lodging Fund (PF#1), L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer

3

AMENDMENT NO. 2 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO. 2 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement dated September 4, 2007 (“Amendment No. 1” and, together with the Original Merger Agreement, the “Merger Agreement”), is made and entered into as of the 5th day of September, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend Section 3.2(a) and Section 12.2(a) of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Merger Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.             The third sentence of Section 3.2(a) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

By not later than 5:00 pm EST on the business day following expiration of the Due Diligence Period, unless Parent has terminated this Agreement pursuant to Section 11.1(a), Parent shall deliver to Escrow Agent, in Good Funds the additional sum of Thirty-Five Million Dollars ($35,000,000) (the “Additional Earnest Money Deposit”)  (the Initial Earnest Money Deposit and the Additional Earnest Money Deposit, together with all interest accrued thereon, are referred to as the “Earnest Money Deposit”).

3.             The first sentence of Section 12.2(a) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

Parent shall have the right, in its sole discretion, until 5:00 p.m. EST on September 10, 2007, to satisfy itself, in its sole and absolute discretion, of all matters relating to the Merger Transactions, including, but not limited to the condition and extent of the

Properties and all matters related to the organization of the Company and any entities owned and/or controlled by the Company (“Due Diligence Period”).

4.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

5.             Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:		RLJ Urban Lodging Fund, L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:		RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:		/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:		/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer

3

AMENDMENT NO. 3 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO. 3 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement dated September 4, 2007 (“Amendment No. 1” and, together with the Original Merger Agreement, the “First Amended Merger Agreement”), and as amended by Amendment No. 2 to the First Amended Agreement dated September 5, 2007 (“Amendment No. 2” and, together with the First Amended Merger Agreement, the “Merger Agreement”) is made and entered into as of the 11th day of September, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend Section 4.19 of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Merger Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.             The first sentence of Section 4.19 of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

The audited consolidated financial statements for the periods ending December 31, 2004, December 31, 2005, and December 31, 2006 and the unaudited consolidated interim financial statements for the period ending June 30, 2007, of the Company and its consolidated Subsidiaries: (a) were prepared in accordance with GAAP (except, in the case of unaudited statements) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (b) fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as the case may be, as of the dates thereof and for the periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments).

3.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

4.             Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori Foust
Title:	Treasurer

3

AMENDMENT NO. 4 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO. 4 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement dated September 4, 2007 (“Amendment No. 1” and, together with the Original Merger Agreement, the “First Amended Merger Agreement”), as amended by Amendment No. 2 to the First Amended Agreement dated September 5, 2007 (“Amendment No. 2” and, together with the First Amended Merger Agreement, the “Second Amended Merger Agreement”) and as amended by Amendment No. 3 to the Original Merger Agreement dated September 11, 2007 (“Amendment No. 3” and, together with the Second Amended Merger Agreement, the “Merger Agreement”) is made and entered into as of the 13th day of September, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend certain provisions of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Merger Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.             Notwithstanding the termination of the Merger Agreement by its terms on September 10, 2007, the parties to the Merger Agreement hereby agree to reinstate the Merger Agreement and the Merger Agreement (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and this Amendment) hereby is reinstated.

3.             The first sentence of Section 12.2(a) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

Parent shall have the right, in its sole discretion, until 5:00 p.m. EST on October 15, 2007, to satisfy itself, in its sole and absolute discretion, of all matters relating to the Merger Transactions, including, but not limited to the condition and extent of the

Properties and all matters related to the organization of the Company and any entities owned and/or controlled by the Company (“Due Diligence Period”); provided, however, that the Due Diligence Period is subject to extension as provided in Section 3.2(a).  During that portion of the Due Diligence Period following September 13, 2007, Parent shall diligently and in good faith proceed as follows: (i) Parent shall conduct a thorough due diligence review of all of the existing loan documents affecting the Properties, which Parent acknowledges have been made available to Parent by the Company Parties and (ii) Parent shall use commercially reasonable efforts and shall coordinate and cooperate with the Company Parties in an effort (using diligence and dispatch) to obtain commitments from lenders to restructure the existing debt on the Properties or to obtain new debt, as determined by Parent and as may be acceptable to Parent, in an effort to cause the principal amount of the debt on the Properties to be in the aggregate amount of not less than fifty percent (50%) of the Company Merger Consideration.  If at any time during the Due Diligence Period, Parent determines that it will not be able to proceed with the Contemplated Transactions, Parent shall notify the Company Parties and terminate this Merger Agreement and the Earnest Money Deposit, except for the Non-refundable Down Payment, shall be returned to Parent and, except as otherwise expressly provided in this Agreement, no party hereto shall have any further liability to any other party hereto pursuant to this Agreement.

4.             The following sentence hereby is added to Section 3.2(a) of the Merger Agreement:

On or prior to September 14, 2007, Parent shall direct Escrow Agent to disburse a portion of the Initial Earnest Money Deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) to the Company Parties (the “Initial Non-refundable Down Payment”), and the Company Parties shall have received the Initial Non-refundable Down Payment.  The Due Diligence Period shall be extended from until 5:00 pm EST on October 15, 2007, to until 5:00 pm EST on October 29, 2007, if prior to 5:00 pm EST on October 15, 2007, Parent:  (i) shall direct Escrow Agent to disburse a portion of the Initial Earnest Money Deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) to the Company Parties (the “Second Non-refundable Down Payment” and, together with the Initial Non-refundable Down Payment, the “Non-Refundable Down Payment”), and the Company Parties shall have received the Second Non-refundable Down Payment on or before 5:00 pm EST on October 16, 2007, and (ii) notifies the Company Parties of Parent’s intention to extend the Due Diligence Period until 5:00 pm EST on October 29, 2007.  Notwithstanding anything in this Agreement to the contrary (including any provision providing for the return of the Earnest Money Deposit to Parent), the Non-refundable Down Payment shall be deemed fully earned by the Company Parties at the time of payment and shall not be refundable to Parent under any circumstances, but the Non-refundable Down Payment shall be a credit against the Company Merger Consideration if Closing occurs.

5.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

2

6.             Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

By:	RLJ Capital Partners, LLC, its sole general partner

	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer

4

AMENDMENT NO. 5 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO. 5 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement dated September 4, 2007 (“Amendment No. 1” and, together with the Original Merger Agreement, the “First Amended Merger Agreement”), as amended by Amendment No. 2 to the First Amended Merger Agreement dated September 5, 2007 (“Amendment No. 2” and, together with the First Amended Merger Agreement, the “Second Amended Merger Agreement”) and as amended by Amendment No. 3 to the Second Amended Merger Agreement dated September 11, 2007 (“Amendment No. 3” and, together with the Second Amended Merger Agreement, the “Third Amended Merger Agreement”), and as amended by Amendment No. 4 to the Third Amended Merger Agreement dated September 13, 2007 (“Amendment No. 4” and, together with the Third Amended Merger Agreement, the “Merger Agreement”) is made and entered into as of the 15th day of October, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend certain provisions of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Merger Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.             The first sentence of Section 12.2(a) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

Parent shall have the right, in its sole discretion, until 5:00 p.m. EST on October 16, 2007, to satisfy itself, in its sole and absolute discretion, of all matters relating to the Merger Transactions, including, but not limited to the condition and extent of the Properties and all matters related to the organization of the Company and any entities owned and/or controlled by the Company (“Due Diligence Period”).  During that portion of the Due Diligence Period following September 13, 2007, Parent shall diligently and in good faith proceed as follows: (i) Parent shall conduct a thorough due diligence review of all of the existing loan documents affecting the Properties, which Parent acknowledges have been made available to Parent by the Company Parties and (ii) Parent shall use commercially reasonable efforts and shall coordinate and cooperate with the Company Parties in an effort (using diligence and dispatch) to obtain commitments from lenders to restructure the existing debt on the Properties or to obtain new debt, as determined by Parent and as may be acceptable to Parent, in an effort to cause the principal amount of the debt on the Properties to be in the aggregate amount of not less than fifty percent (50%) of the Company Merger Consideration.  If at any time during the Due Diligence Period, Parent determines that it will not be able to proceed with the Contemplated Transactions, Parent shall notify the Company Parties and terminate this Merger Agreement and the Earnest Money Deposit, except for the Non-refundable Down Payment, shall be returned to Parent and, except as otherwise expressly provided in this Agreement, no party hereto shall have any further liability to any other party hereto pursuant to this Agreement.

3.             The last sentence of Section 3.2(a) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

On or prior to September 14, 2007, Parent shall direct Escrow Agent to disburse a portion of the Initial Earnest Money Deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) to the Company Parties (the “Non-refundable Down Payment”), and the Company Parties shall have received the Non-refundable Down Payment.  Notwithstanding anything in this Agreement to the contrary (including any provision providing for the return of the Earnest Money Deposit to Parent), the Non-refundable Down Payment shall be deemed fully earned by the Company Parties at the time of payment and shall not be refundable to Parent under any circumstances, but the Non-refundable Down Payment shall be a credit against the Company Merger Consideration if Closing occurs.

4.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

5.             Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general
partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer

3

AMENDMENT NO. 6 TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
RLJ URBAN LODGING REIT, LLC,
RLJ URBAN LODGING REIT (PF#1), LLC,
RLJ URBAN LODGING MASTER, LLC
AND INLAND AMERICAN REAL ESTATE TRUST, INC.

THIS AMENDMENT NO. 6 (this “Amendment”) to the Agreement and Plan of Merger dated as of August 12, 2007, by and among RLJ Urban Lodging REIT, LLC, RLJ Urban Lodging REIT (PF#1), LLC, RLJ Urban Lodging Master, LLC and Inland American Real Estate Trust, Inc. (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement dated September 4, 2007 (“Amendment No. 1” and, together with the Original Merger Agreement, the “First Amended Merger Agreement”), as amended by Amendment No. 2 to the First Amended Merger Agreement dated September 5, 2007 (“Amendment No. 2” and, together with the First Amended Merger Agreement, the “Second Amended Merger Agreement”) and as amended by Amendment No. 3 to the Second Amended Merger Agreement dated September 11, 2007 (“Amendment No. 3” and, together with the Second Amended Merger Agreement, the “Third Amended Merger Agreement”), and as amended by Amendment No. 4 to the Third Amended Merger Agreement dated September 13, 2007 (“Amendment No. 4” and, together with the Third Amended Merger Agreement, the “Fourth Amended Merger Agreement”), and as amended by Amendment No. 5 to the Fourth Amended Merger Agreement dated October 15, 2007 (“Amendment No. 5” and, together with the Fourth Amended Merger Agreement, the “Merger Agreement”) is made and entered into as of the 16th day of October, 2007, by and among the parties to the Merger Agreement.

R E C I T A L S

A.            Pursuant to Section 14.1 of the Merger Agreement, the parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by the parties to the Merger Agreement.

B.            The parties to the Merger Agreement desire to amend certain provisions of the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Merger Agreement shall be and hereby is amended as follows:

1.             Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.             Section 3.1(b) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

The Company Membership Interests, which represent 100% of the equity securities of the Company, issued and outstanding immediately prior to the Merger Effective Time shall automatically be converted into, and canceled in exchange for an amount in cash to be paid simultaneously by Parent equal to Nine Hundred Million Dollars ($900,000,000) without interest, reduced by the aggregate outstanding balances of the Existing Indebtedness and as further adjusted pursuant to the terms of this Agreement (the “Company Merger Consideration”), in the manner described in Section 3.2.

3.             Section 11.1(c) of the Merger Agreement shall be and hereby is deleted in its entirety and replaced with the following:

by either Parent or the Company Parties (so long as such party is not in default of its obligations under this Agreement), by notice to the other if the Merger and the Contemplated Transactions shall not have been consummated on or before January 31, 2008, which date shall be extended up to an additional sixty (60) days if (x) the provisions of Section 9.4 or Section 9.7 have not been satisfied and as long as the parties are working diligently and in good faith toward causing the provisions of Section 9.4 and Section 9.7, as applicable, to be satisfied (the “End Date”);

4.             The following sentence hereby is added to Section 2.4 of the Merger Agreement:

The remainder of this Agreement notwithstanding, if all of the conditions set forth in Articles VIII, IX and X (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party hereto entitled to the benefit of the same prior to January 31, 2008, then Parent shall have the right, in its sole discretion, to set the Closing Date at any date thereafter on or prior to January 31, 2008, but in no event prior to January 1, 2008.

5.             The following sections hereby are added after Section 9.5 of the Merger Agreement:

Section 9.6             Retained Indebtedness and New Indebtedness.  Exhibit E sets forth (i) a list of the Existing Indebtedness, including any changes to the existing terms (which list may be, in whole or in part, in the form of a letter or letters from the lender or lenders setting forth material terms), which one or more of the Owners of the Hotels will retain at the consummation of the Merger (the “Retained Indebtedness”) and (ii) a list of new indebtedness, including the material terms (which list may be, in whole or in part, in the form of a letter or letters from the lender or lenders setting forth material terms), that one or more of the Buyer Parties (or an Affiliate of the Buyer Parties, including a Person that will be an Affiliate after Closing) will incur in connection with the Merger (the “New Indebtedness”).  The Person listed on Exhibit E as the lender on the Retained Indebtedness shall have consented to the retention of the applicable Retained Indebtedness materially on the terms set forth on Exhibit E.  The Person listed on Exhibit E as the lender on the New Indebtedness shall have funded the New Indebtedness materially on the terms set forth on Exhibit E; provided, however, that if more than one lender is listed on Exhibit E with respect to a particular Property, any one of the lenders listed with respect to the New Indebtedness shall have funded the applicable New Indebtedness materially on the terms set forth on Exhibit E with respect to that Property.

2

Section 9.7             Embassy Suites Hunt Valley.  All repairs necessary for the Embassy Suites Hunt Valley to re-open for business shall have been completed; the damage to the Embassy Suites Hunt Valley shall have been restored fully; and the Embassy Suites Hunt Valley shall be open for business.

6.             The following section hereby is added after Section 10.3 of the Merger Agreement:

Section 10.4           Release of Guaranty Obligations.  The lender of each of the Retained Indebtedness that is retained after the Closing shall have released each of the RLJ REITs and each Affiliate of the RLJ REITs that will not be an Affiliate of the Buyer Parties after the Closing (to the extent applicable) from any non-recourse carve-out guaranty obligations with respect to the Retained Indebtedness retained after the Closing.

7.             The attached exhibit labeled as Exhibit E shall be Exhibit E of the Merger Agreement.

8.             The following section hereby is added immediately following Section 13.3:

Section 13.3A       Insurance Proceeds.  If any Casualty has occurred with respect to any of the Properties prior to Closing: (a) the right to receive any insurance proceeds with respect to business interruption relating to the Property prior to the Closing as a result of the Casualty which has not been paid by the insurer to the Owner of the Hotel prior to Closing shall be assigned to such party as the Company Parties may designate; (b) the right to receive any other insurance proceeds relating to the Casualty for which any of the Company Parties or any Affiliate of the Company Parties has made payment prior to Closing (including payment for repairs relating to the Casualty which have not been paid by the insurer to the insured) shall be assigned to such designee as the Company Parties may designate; and (c) if after Closing, the Owner of a Hotel (or any of the other Buyer Parties or any other Affiliate of any of the Buyer Parties) receives any insurance proceeds, whether to cover business interruption losses having arisen prior to the Closing or costs of repair of a Casualty having been incurred and paid for by any of the Company Parties or any Affiliate of any of the Company Parties prior to the Closing, such proceeds shall be delivered to such party as the RLJ REITs may designate.  For avoidance of doubt, this Section 13.3A shall not apply to any insurance proceeds relating to business interruption occurring after the Closing or any cost of repair of a Casualty not paid for by any of the Company Parties or any Affiliate of any of the Company Parties prior to the Closing.

9.             This Amendment may be executed and delivered in two or more counterparts, including by facsimile or other electronic transmission, each of which shall be an original document and all of which together shall constitute a single binding agreement.

10.           Except as set forth herein, the Merger Agreement shall remain unchanged and continue in full force and effect.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto, constituting all of the parties to the Merger Agreement, have caused their signatures to be set forth below as of the date first set forth above.

COMPANY PARTIES:

RLJ URBAN LODGING REIT, LLC

By:	RLJ Urban Lodging Fund, L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general
partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING REIT (PF #1), LLC

By:	RLJ Urban Lodging Fund (PF#1), L.P., its sole manager

	By:	RLJ Capital Partners, LLC, its sole general partner

		By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

RLJ URBAN LODGING MASTER, LLC

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President

BUYER PARTIES:

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer

4